PRELIMINARY OFFERING CIRCULAR DATED MARCH 30, 2017

Arcimoto, Inc.

544 Blair Blvd.

Eugene, OR 97402

www.arcimoto.com

UP TO [1,000,000] SHARES OF COMMON STOCK

SEE “SECURITIES BEING OFFERED” AT PAGE 39

Common Shares	Price Per Share to Public			Total Number of Shares Being Offered		Underwriter Discounts and Commissions			Proceeds to Issuer Before Expenses, Discounts and Commissions**
Total Minimum	$	[8-12	]*	[100,000	]	$	[______	]	$	[1,000,000	]
Total Maximum	$	[8-12	]	[1,000,000	]	$	[______	]	$	[10,000,000	]

*The company will provide final pricing information in a final or supplemental Offering Circular.

** The company has engaged W.R. Hambrecht & Co., LLC to serve as its sole and exclusive underwriter to assist in the placement of its securities. If the underwriter identifies all the investors and the maximum amount of shares is sold, the maximum amount the company would pay the underwriter is $[600,000]. See “Underwriting and Plan of Distribution; Selling Securityholders” for details of compensation paid to the Underwriter on page 41.

The company expects that the amount of expenses of the offering that it will pay will be approximately [$100,000] not including state filing fees.

i

The company has engaged Prime Trust, LLC as an escrow agent (the “Escrow Agent”) to hold funds tendered by investors, and assuming we sell a minimum of $[1,000,000] in shares, we may hold a series of closings at which we receive the funds from the escrow agent and issue the shares to investors. The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the Commission, or (3) the date at which the offering is earlier terminated by the company in its sole discretion. The offering is being conducted on a best-efforts basis. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 4.

Sales of these securities will commence on approximately [____ ], 2017.

The company is following the “Offering Circular” format of disclosure under Regulation A.

ii

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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In this Offering Circular, the term “Arcimoto,” “we,” “us,” “our,” or “the company” refers to Arcimoto, Inc.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

The Company

Arcimoto was founded in 2007 to catalyze the shift to a sustainable transportation system. The name Arcimoto means “Future I Drive,” and is our aspiration: to devise new technologies and patterns of mobility that raise the bar for environmental efficiency, footprint and affordability. Arcimoto plans to achieve its mission by replacing the global urban and suburban use of 4,000 lb. internal combustion engine vehicles for regular daily trips with the SRK, a pure electric solution that is a quarter of the weight, a third the cost of purchase and ten times as efficient as the US fleet average passenger car.

Arcimoto’s SRK defines the Fun Utility Vehicle category. The SRK delivers a thrilling ride experience, unmatched maneuverability, full comfort for two passengers with gear, optimal urban parkability, and ultra-efficient operation, at an affordable target base model price of $11,900. Arcimoto has taken the SRK from a napkin sketch, through eight generations of product development, to a refined design on the cusp of series production.

Arcimoto’s business model is entirely focused on low-end market disruption. Other electric vehicle market entrants such as Tesla, Fisker, Faraday Future and Lucid have executed or articulated strategies that start at the now-crowded and capital intensive luxury end of the EV marketplace, where they compete for a small pool of well-heeled customers. Arcimoto, by contrast, is focused entirely on a capital efficient pathway to a product solution for the other end of the market. We are targeting customers who cannot or will not participate in today’s market due to the lack of affordable clean daily vehicle purchase options.

The Offering

Securities offered	Minimum of [100,000] and a Maximum of [1,000,000] shares of Common Stock

Common Stock	4,978,943 shares
outstanding before the
Offering

Common Stock	[5,978,943] shares
outstanding after the
Offering

1

Use of proceeds	The net proceeds of this offering will be used to repay debt, cover capital expenditures, operating expenses including research and development, costs of our production facilities, product, advertising, sales, marketing and business development, and the cost of the offering. The details of our plans are set forth in the “Use of Proceeds” section.

2

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•	Our auditor has issued a “going concern” opinion;
•	We are a comparatively early stage company and have not yet generated consistent revenues;
•	We have a significant working capital deficiency;
•	We face significant market competition;
•	We have debt, which is secured by all of our assets, including manufacturing equipment;
•	We may not be able to obtain adequate financing to continue our operations;
•	Recent political trends in the United States have created new uncertainty regarding the continuation of the ATVMLP;
•	Future disruptive new technologies could have a negative effect on our business;
•	Our success is dependent upon consumers’ willingness to adopt the vehicles we build;
•	We may experience lower-than-anticipated market acceptance of our vehicles;
•	Our distribution model may result in lower sales volumes;
•	The discovery of defects in vehicles may negatively affect our business;
•	Increased safety, emissions, fuel economy, or other regulations may result in higher costs, cash expenditures, and/or sales restrictions;
•	Unusual or significant litigation, governmental investigations or adverse publicity arising out of alleged defects in our vehicles, or otherwise may derail our business;
•	Limited intellectual property protection may cause us to lose our competitive advantage and adversely affect our business;
•	We depend on key personnel;
•	Developments and improvements in alternative technologies may materially and adversely affect the demand for our three-wheeled vehicles;
•	There is no current market for any of our shares of stock;
•	Uncertainty over government purchase incentives;
•	Motor vehicles, like those produced by Arcimoto, are highly regulated and are subject to regulatory changes.

3

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Our auditor has issued a “going concern” opinion.

We may not have enough funds to sustain the business until it becomes profitable. Even if we raise funds through this financing round, we may not accurately anticipate how quickly we may use the funds and if it is sufficient to get the business to profitability.

We are a comparatively early stage company and have not yet generated any significant revenues.

Arcimoto has incurred a net loss in the last fiscal year, has fewer than ten years of operating history and has generated limited revenues since inception. Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment.  Arcimoto was founded in 2007 and has only recently unveiled its first SRK vehicle prototypes. We have not yet begun producing or delivering our first vehicles. To date, we have no revenues from operations. We intend in the longer term to derive substantial revenues from the sales of our SRK vehicles but we do not expect to start delivering to customers until the second quarter of 2017 at the earliest. Our vehicle requires significant investment prior to commercial introduction, and may never be commercially successful.

At June 30, 2016, our working capital deficit was $84,579 (unaudited). As of March 28, 2017, working capital was a surplus of $9,245 (unaudited).  We have been raising funds through equity investment and convertible notes to meet our cash needs.

We have debt, which is secured by all of our assets, including our manufacturing equipment.

As of June 30, 2016, we had outstanding secured loans totaling $250,000. As of March 28, 2017, we have added convertible debt of $525,000. All our accounts receivable and general intangibles, including all inventory, machinery, equipment, furniture and fixtures and the products and proceeds of all the foregoing, has been pledged as collateral to secure the repayment of our loans. If we are unable to repay these secured loans or if another type of event of default occurs, a decision by the lenders to foreclose on their security interest would materially and adversely affect our future.

4

We may not be able to obtain adequate financing to continue our operations.

The design, manufacture, sale and servicing of vehicles is a capital-intensive business.   Even if we successfully raise $[10,000,000] from this offering, we estimate that we will need to raise an additional $[15] million to reach our vehicle production goals and to be operationally cash flow positive.  We will need to raise additional funds through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions.  This capital will be necessary to fund ongoing operations, continue research, development and design efforts, establish sales centers, improve infrastructure, and make the investments in tooling and manufacturing equipment.  We cannot assure anyone that we will be able to raise additional funds when needed. In the event we are able to raise additional financing, that financing may be on terms that are better than we are offering to investors in this offering.

Recent political trends in the United States have created new uncertainty regarding the continuation of the ATVMLP.

Recent announcements regarding budgeting and appropriations from the federal government have created uncertainty regarding whether the Advanced Technology Vehicles Manufacturing Loan Program (“ATVMLP”) will continue to exist in its current form. We intend to submit an application to the ATVMLP in mid-2017. The ATVMLP program provides for low-cost loans that can be used to reequip, expand, or establish manufacturing facilities for advanced technology vehicles in the United States. There is no guarantee that we would receive such a loan and are not dependent on receiving such a loan. If we do not receive financing under the ATVMLP, we may be required to seek financing from other sources at terms that are not as favorable to the Company.

Future disruptive new technologies could have a negative effect on our business.

We are subject to the risk of future disruptive technologies. If new vehicle technologies (electric or otherwise) develop that are superior to our vehicles, or are perceived to be superior by consumers, it could have a material adverse effect on the company.

We face significant market competition.

We compete with other electric vehicle manufacturers such as Tesla Motors and others. We run the risk that these other electric vehicle manufacturers will develop a product similar to our vehicles before we complete development of our vehicles (in particular, the SRK electric vehicle) or will develop a product that resonates better with consumers. We also compete with the automotive industry in general, including manufacturers of non-electric vehicles and hybrid vehicles. The automotive industry is intensely competitive, with manufacturing capacity far exceeding current demand. Industry overcapacity has resulted in many manufacturers offering marketing incentives on vehicles in an attempt to maintain and grow market share; these incentives historically have included a combination of subsidized financing or leasing programs, price rebates, and other incentives. As a result, we are not necessarily able to set our prices to offset higher costs. Continuation of or increased excess capacity could have a substantial adverse effect on our financial condition and results of operations.

Our success is dependent upon consumers’ willingness to adopt three-wheeled, tandem-seated two-passenger vehicles.

 If we cannot develop sufficient market demand for three-wheeled vehicles, we will not be successful.  Factors that may influence the acceptance of three-wheeled vehicles include:

•	perceptions about three-wheeled vehicles’ comfort, quality, safety, design, performance and cost;
•	the availability of alternative fuel vehicles, including plug-in hybrid electric and all-electric vehicles;

5

•	improvements in the fuel economy and cost of service of the internal combustion engine;
•	the environmental consciousness of consumers;
•	volatility in the cost of oil and gasoline; and
•	government regulations and economic incentives promoting fuel efficiency and alternate forms of transportation.

We may experience lower-than-anticipated market acceptance of our vehicles.

Although we have conducted some market research regarding our electric vehicles, accumulating 1,325 pre-order reservation deposits as of March 28, 2017, many factors both within and outside our control, affect the success of new vehicles in the marketplace. At this time, it is difficult to measure consumers’ willingness to adopt electric vehicles as a mode of transportation, particularly three-wheeled electric vehicles. Offering fuel-efficient vehicles that consumers want and value can mitigate the risks of increasing price competition and declining demand, but vehicles that are perceived to be less desirable (whether in terms of price, quality, styling, safety, overall value, or other attributes) can exacerbate these risks. For example, if a new vehicle were to experience quality issues at the time of launch, the vehicle’s perceived quality could be affected even after the issues had been corrected, resulting in lower than anticipated sales volumes, market share, and profitability. Moreover, if a new vehicle is not accepted by consumers based on size, styling, or other attributes, we would experience lower than anticipated sales volumes, market share, and profitability.

Our distribution model may result in lower sales volumes. Our present distribution model is different from the distribution models used by other vehicle manufacturers, except for Tesla Motors. We are unable to evaluate the effectiveness of our present distribution model and it may result in lower or higher sales volumes, market share, and profitability.

The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, reputational damage, or increased warranty costs may negatively affect our business.

Meeting or exceeding many government-mandated safety standards is costly and often technologically challenging. Government safety standards also require manufacturers to remedy defects related to vehicle safety through safety recall campaigns, and a manufacturer is obligated to recall vehicles if it determines that the vehicles do not comply with a safety standard. Should we or government safety regulators determine that a safety or other defect or a noncompliance exists with respect to certain of our vehicles prior to the start of production, the launch of such vehicle could be delayed until such defect is remedied. The costs associated with any protracted delay in new product launches necessary to remedy such defects, or the cost of recall campaigns or warranty costs to remedy such defects in vehicles that have been sold, could be substantial. Further, adverse publicity surrounding actual or alleged safety-related or other defects could damage our reputation and adversely affect sales of our vehicles.

6

Increased safety, emissions, fuel economy, or other regulations may result in higher costs, cash expenditures, and/or sales restrictions.

The motorized vehicle industry is governed by a substantial amount of government regulation, which often differs by state and region. Government regulation has arisen, and proposals for additional regulation are advanced, primarily out of concern for the environment, vehicle safety, and energy independence. In addition, many governments regulate local product content and/or impose import requirements as a means of creating jobs, protecting domestic producers, and influencing the balance of payments. The cost to comply with existing government regulations is substantial, and future, additional regulations could have a substantial adverse impact on our financial condition.

Unusual or significant litigation, governmental investigations or adverse publicity arising out of alleged defects in our vehicles, or otherwise may derail our business.

We plan to ensure that we comply with governmental safety regulations, mobile and stationary source emissions regulations, and other standards. Compliance with governmental standards, however, does not necessarily prevent individual or class actions, which can entail significant cost and risk. In certain circumstances, courts may permit tort claims even where our vehicles comply with federal law and/or other applicable law. Furthermore, simply responding to actual or threatened litigation or government investigations of our compliance with regulatory standards, whether related to our vehicles or business or commercial relationships, may require significant expenditures of time and other resources. Litigation also is inherently uncertain, and we could experience significant adverse results if litigation is ever brought against us. In addition, adverse publicity surrounding an allegation of a defect, regulatory violation or other matter (with or without corresponding litigation or governmental investigation) may cause significant reputational harm that could have a significant adverse effect on our sales.

Limited intellectual property protection may cause us to lose our competitive advantage and adversely affect our business.

We have been granted one patent, and have filed one non-provisional utility patent and three provisional utility patent applications. These patent applications and/or any patent applications we may file in the future may not be successful. To date, we have relied on copyright, trademark and trade secret laws, as well as confidentiality procedures and licensing arrangements, to establish and protect intellectual property rights to our technologies and vehicles. We typically enter into confidentiality or license agreements with employees, consultants, consumers and vendors in an effort to control access to and distribution of technology, software, documentation and other information. Policing unauthorized use of this technology is difficult and the steps taken may not prevent misappropriation of the technology. In addition, effective protection may be unavailable or limited in some jurisdictions outside the United States, Canada and the United Kingdom. Litigation may be necessary in the future to enforce or protect our rights or to determine the validity and scope of the rights of others. Such litigation could cause us to incur substantial costs and divert resources away from daily business, which in turn could materially adversely affect the business.

7

Developments and improvements in alternative technologies such as hybrid engine or full electric vehicles or in the internal combustion engine, or continued low retail gasoline prices may materially and adversely affect the demand for our three-wheeled vehicles.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways that we do not currently anticipate.  If alternative energy engines or low gasoline prices make existing four-wheeled vehicles with greater passenger and cargo capacities less expensive to operate, we may not be able to compete with manufacturers of such vehicles.

We may be affected by uncertainty over government purchase incentives.

Arcimoto’s vehicle cost thesis is strongly benefitted by purchase incentives at the US state and national government levels. The existence or lack of tax incentives will affect the adoption velocity of our products in the marketplace. An inability to take advantage of tax incentives may negatively affect our revenues.

Motor vehicles, like those produced by Arcimoto, are highly regulated and are subject to regulatory changes

Arcimoto is aware that the National Highway Transportation Safety Administration is reviewing whether to adopt new safety regulations pertaining to three-wheeled motor vehicles. Currently, US motorcycle regulations apply to such vehicles. New regulations could impact the design of the SRK and our ability to produce those vehicles, possibly negatively affecting our financial results. Additionally, state level regulations are inconsistent with regard to whether a helmet is required to operate an Arcimoto vehicle. Sales may be negatively impacted should any state alter its requirements with regard to customer use of helmets.

We depend on key personnel.

We are dependent on the continued services of certain key personnel including Mark Frohnmayer, Founder and President of the company. We would be adversely affected by the loss of any of our key personnel if qualified replacements could not be found without undue delay. Moreover, there can be no assurance that Mark Frohnmayer will remain as the President and no certainty as to the impact of his departure on the company.

There is no current market for any of our shares of stock.

There is no formal marketplace for the resale of the shares. Our common stock may be traded on the over-the-counter market to the extent any demand exists. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral.

8

DILUTION

Dilution means a reduction in value, control, or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. Occasionally, strategic partners are also interested in investing at an early stage. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders, early employees, or investors from prior financings, which means that the cash value of your stake is diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs. Dilution may also be caused by pricing securities at a value higher than book value or expenses incurred in the offering.

While investors in this offering are paying $10.00 per share, the company has issued 177,600 shares of its Series A-1 Preferred Stock in the past twelve months (as of March 28, 2017) at a price of $5.00 per share. Additionally, the Company has 133,850 stock options outstanding that were issued in October 2015 with an exercise price of $4.121, and an additional 237,500 stock options issued to employees in March 2017 with an exercise price of $5.00.

The following table demonstrates the dilution that new investors will experience upon investment in the Company.  This table uses the Company’s net tangible book value as of March 28, 2017 of $(506,950), which is derived from the net equity of the Company as estimated by management as of March 28, 2017. This tangible net book value is then adjusted to contemplate conversion of all other convertible instruments outstanding at current that would provide proceeds to the Company, which assumes exercise of all options (371,350 shares) and warrants (490,002 shares) outstanding through current.  Such conversions would provide $2,303,473 of proceeds and result in the issuance of 861,352 shares of common stock, which are considered in the figures used in the calculations presented in the table. Also included in the table and net tangible book value from above are $525,000 in convertible notes, assuming that they will be converted at 90% of this offering price, will result in an additional 58,333 shares.

9

The tables present three scenarios for the convenience of the reader: the minimum offering $1,000,000 raise from this offering, mid-point $5,000,000 raise from this offering, and a fully subscribed $10,000,000 raise from this offering (maximum offering).

On Basis of Full Conversion of Issued Instruments

	$1	Million Raise		$5	Million Raise		$10	Million Raise
Price per Share		$10.00	(3)		$10.00	(3)		$10.00	(3)
Shares issued		100,000			500,000			1,000,000
Warrants issued as broker compensation for this offering		5,000			25,000			50,000
Capital raised		$1,050,000			$5,250,000			$10,500,000
Less: Offering costs		$(160,000)			$(400,000)			$(700,000)
Net offering proceeds		$890,000			$4,850,000			$9,800,000
Net tangible book value pre-financing (as of 3/28/2017)		$1,796,523	(2)		$1,796,523	(2)		$1,796,523	(2)
Net tangible book value post-financing		$2,686,523	(4)		$6,646,523	(4)		$11,596,523	(4)

Shares issued and outstanding pre-financing, assuming full conversion		7,173,419	(1)		7,173,419	(1)		7,173,419	(1)
Post-financing shares issued and outstanding		7,278,419			7,698,419			8,223,419
Net tangible book value per share prior to offering		$0.250			$0.250			$0.250
Increase/(Decrease) per share attributable to new investors		$0.119			$0.613			$1.160
net tangible book value per share after offering		$0.369			$0.863			$1.410
Dilution per share to new investors ($)		$9.631			$9.137			$8.590
Dilution per share to new investors (%)		96.31%			91.37%			85.90%

Convertible instruments outstanding at current:

	Exercise Price	Number of shares	Proceeds
Warrants issued 3/9/2012 to 8/20/2012	$1.000	405,002	$405,002
Warrants issued 6/1/2013	$1.875	85,000	$159,375
Options issued October 2015	$4.121	133,850	$551,596
Options issued March 2017	$5.000	237,500	$1,187,500
Convertible notes issued 10/13/2016 to 3/28/2017	$9.000	58,333	$525,000
Total	$3.075	919,685	$2,828,473

(1) Assumes conversion of all convertible notes and issued preferred shares to common stock, conversion of 371,350 outstanding stock options (providing proceeds of $1,739,096 to net tangible book value), and conversion of 490,002 outstanding stock warrants (providing proceeds of $564,377 to net tangible book value), and conversion of convertible notes at 90% of this offering price per share resulting in 58,333 shares (proceeds of which are already included in the 3/28/2017 net tangible book value).

(2) Net Tangible Book Value is adjusted for conversion proceeds for the outstanding warrants, and stock options discussed at (1).

(3) Price per share has not been finalized yet, proposed range of $8-$12, using the mid-point of this range $10 per share.

(4) Assumes conversion of Warrants issued as broker compensation at 5% of amount raised from this offer.

The next table is the same as the previous, but adds in consideration of authorized but unissued stock options, presenting the fully diluted basis. This adds 128,650 pre-financing shares outstanding and is not adjusted for potential conversion proceeds on the hypothetical exercise of these options.

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On Basis of Full Conversion of Issued Instruments and Authorized but Unissued Stock Options

	$1	Million Raise		$5	Million Raise		$10	Million Raise
Price per Share		$10.00	(3)		$10.00	(3)		$10.00	(3)
Shares issued		100,000			500,000			1,000,000
Warrants issued as broker compensation for this offering		5,000			25,000			50,000
Capital raised		$1,050,000			$5,250,000			$10,500,000
Less: Offering costs		$(160,000)			$(400,000)			$(700,000)
Net offering proceeds		$890,000			$4,850,000			$9,800,000
Net tangible book value pre-financing (as of 3/28/2017)		$1,796,523	(2)		$1,796,523	(2)		$1,796,523	(2)
Net tangible book value post-financing		$2,686,523	(4)		$6,646,523	(4)		$11,596,523	(4)

Shares issued and outstanding pre-financing, assuming full conversion and authorized but unissued stock options		7,302,069	(1)		7,302,069	(1)		7,302,069	(1)
Post-financing shares issued and outstanding		7,407,069			7,827,069			8,352,069
Net tangible book value per share prior to offering		$0.246			$0.246			$0.246
Increase/(Decrease) per share attributable to new investors		$0.117			$0.603			$1.142
Net tangible book value per share after offering		$0.363			$0.849			$1.388
Dilution per share to new investors ($)		$9.637			$9.151			$8.612
Dilution per share to new investors (%)		96.37%			91.51%			86.12%

Convertible instruments outstanding at current:

	Exercise Price	Number of shares	Proceeds
Warrants issued 3/9/2012 to 8/20/2012	$1.000	405,002	$405,002
Warrants issued 6/1/2013	$1.875	85,000	$159,375
Options issued October 2015	$4.121	133,850	$551,596
Options issued March 2017	$5.000	237,500	$1,187,500
Options authorized but unissued	$-	128,650	$-
Convertible notes issued 10/13/2016 to 2/1/2017	$9.000	58,333	$525,000
Total	$2.698	1,048,355	$2,828,473

(1) Assumes conversion of all convertible notes and issued preferred shares to common stock, conversion of 371,350 outstanding stock options (providing proceeds of $1,739,096 to net tangible book value), and conversion of 490,002 outstanding stock warrants (providing proceeds of $564,377 to net tangible book value), conversion of convertible notes at 90% of this offering price per share resulting in 58,333 shares (proceeds of which are already included in the 3/28/2017 net tangible book value), and conversion of authorized but unissued stock options of 128,650 shares (no adjustment for proceeds contemplated in the calculations).

(2) Net Tangible Book Value is adjusted for conversion proceeds for the outstanding warrants, and stock options discussed at (1).

(3) Price per share has not been finalized yet, proposed range of $8-$12, using the mid-point of this range $10 per share.

(4) Assumes conversion of Warrants issued as broker compensation at 5% of amount raised from this offer.

The final table is the same as the previous two, but removes the assumptions of conversion of options and warrants and consideration of authorized but unissued stock options, instead only presenting issued shares (common shares, plus the assumption of conversion of all issued and outstanding preferred shares and convertible notes).

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On Issued and Outstanding Basis

	$1	Million Raise	$5	Million Raise	$10	Million Raise
Price per Share		$10.00 (2)		$10.00 (2)		$10.00 (2)
Shares issued		100,000		500,000		1,000,000
Warrants issued as broker compensation for this offering		5,000		25,000		50,000
Capital raised		$1,000,000		$5,000,000		$10,000,000
Less: Offering costs		$(160,000)		$(400,000)		$(700,000)
Net offering proceeds		$840,000		$4,600,000		$9,300,000
Net tangible book value pre-financing (as of 3/28/2017)		$(506,950)		$(506,950)		$(506,950)
Net tangible book value post-financing		$333,050 (3)		$4,093,050 (3)		$8,793,050 (3)

Shares issued and outstanding pre-financing		6,312,067 (1)		6,312,067 (1)		6,312,067 (1)
Post-financing shares issued and outstanding		6,412,067		6,812,067		7,312,067
Net tangible book value per share prior to offering		$(0.080)		$(0.080)		$(0.080)
Increase/(Decrease) per share attributable to new investors		$0.132		$0.681		$1.283
Net tangible book value per share after offering		$0.052		$0.601		$1.203
Dilution per share to new investors ($)		$9.948		$9.399		$8.797
Dilution per share to new investors (%)		99.48%		93.99%		87.97%

Convertible instruments outstanding at current:

	Exercise Price	Number of shares	Proceeds
Convertible notes issued 10/13/2016 to 3/28/2017	$9.000	58,333	$525,000
Total	$9.000	58,333	$525,000

(1) Assumes conversion of issued preferred shares to common stock and conversion of convertible notes at 90% of this offering price per share resulting in 58,333 shares (proceeds of which are already included in the 3/28/2017 net tangible book value).

(2) Price per share has not been finalized yet, proposed range of $8-$12, using the mid-point of this range $10 per share.

(3) Assumes Warrants issued as broker compensation at 5% of amount raised from this offer are not converted.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. If the company issues more shares, the percentage of the company that you own will go down, even though the value of the company and your shareholding may go up. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another private security offering round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and will experience control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

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•	In June 2014 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

•	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

•	In June 2015 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares, if any. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future), and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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USE OF PROCEEDS TO ISSUER

The net proceeds of a fully subscribed offering to the issuer, after the expenses of the offering (payment to the underwriter, WR Hambrecht and Co. and legal, accounting and related expenses), will be approximately $[9,300,000]. We estimate that, at a per share price of $10 the net proceeds from the sale of the [1,000,000] shares in this offering will be approximately $[9,300,000], after deducting the estimated offering expenses of approximately $[700,000].

We plan to use these proceeds as follows:

The first use of any net proceeds from this offering will be to pay off our existing debt of $250,000 at 5% interest incurred on April 1, 2016, due at the time of completion of this Offering and in any event no later than July 1, 2017. The proceeds of this loan were used for fundraising and research and development. The creditor is the City of Eugene Oregon Business Development Fund, which is not affiliated with the company. The following table illustrates how we will use the proceeds depending on the amount we raise. We are showing three scenarios, minimum offering amount of $1 million, midpoint or $5 million and maximum offering amount of $10 million.

Use of Proceeds:	Minimum Raise	Mid-Point Raise	Maximum Raise
Capital raised	$1,000,000	$5,000,000	$10,000,000
Less: Offering costs	$(160,000)	$(400,000)	$(700,000)
Net offering proceeds	$840,000	$4,600,000	$9,300,000

Debt Repayment	$(250,000)	$(250,000)	$(250,000)

CapEx for Phase 1 manufacturing facility	$(280,000)	$(280,000)	$(280,000)
CapEx for R&D		$(75,000)	$(75,000)

Number of SRK's Produced	6	100	212
Revenue From Sales of SRK's	$252,000	$2,011,970	$3,691,970
Variable Costs of Production:
Materials	$(210,000)	$(2,705,700)	$(5,679,300)
Labor	$(14,404)	$(89,626)	$(179,252)
Product Warranty Reserve	$(6,000)	$(100,000)	$(212,000)
Net Revenue	$21,596	$(883,356)	$(2,378,582)

Months of Operating Expenses	2	10	20
Salaries:
Executive Compensation	$(23,334)	$(116,670)	$(233,340)
Other Compensation	$(211,511)	$(1,274,775)	$(2,549,550)
Rent	$(20,000)	$(100,000)	$(200,000)
R&D	$(7,858)	$(896,797)	$(1,793,593)
S&M	$(7,858)	$(416,667)	$(833,333)
G&A	$(61,035)	$(305,174)	$(610,348)
Operating Expenses	$(331,596)	$(3,110,082)	$(6,220,165)

Total Use of Proceeds	$(840,000)	$(4,598,438)	$(9,203,747)

Net Use of Proceeds	$0	$1,562	$96,253

In the event we raise less than the full $10.0 million, we will use the proceeds to complete development of the SRK and continue acquiring pre-order reservation deposits, thus showing continued progress to the market, which we think will allow us to raise additional capital in the future. As detailed above, we can adjust the use of proceeds by: 1) Reducing variable cost by adjusting the number of vehicles manufactured. 2) Reducing up to 50% of operating expenses by freezing headcount at its current level. If we raise the maximum amount, of the approximately $6.2 million in operating expenses, which includes employee salaries in the amount of $2.8 million for the 20 months following the offering. Of the total employee compensation, $233,340 will go towards compensation of executive officers. Those figures will be reduced as detailed above if we raise less.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

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THE COMPANY’S BUSINESS

Overview

The world’s current transportation system relies on oversized, overweight vehicles powered by fossil fuels and antiquated drive train technology. Consumers increasingly feel the impacts of congested urban traffic and sense the urgency of looming environmental crises. Still, existing manufacturers and new entrants alike have failed to introduce viable, clean, mass-market solutions: new electric cars generally cost too much, and new alternative form vehicles such as BMW’s C-1, Renault’s Twizy and Toyota’s iRoad lack critical features required for mass market customer utility.

Arcimoto was founded in 2007 to catalyze the shift to a sustainable transportation system. The name Arcimoto means “Future I Drive,” and is our aspiration: to devise new technologies and patterns of mobility that raise the bar for environmental efficiency, footprint and affordability. Arcimoto plans to achieve its mission by replacing the global urban and suburban use of 4,000 lb. internal combustion engine vehicles for regular daily trips with the SRK, a pure electric solution that is a quarter of the weight, a third the cost of purchase, and ten times as efficient as the US fleet average passenger car.

Arcimoto’s SRK defines the Fun Utility Vehicle category. The SRK delivers a thrilling ride experience, unmatched maneuverability, full comfort for two passengers with gear, optimal urban parkability, and ultra-efficient operation, at an affordable target base model price of $11,900. Arcimoto has taken the SRK from a napkin sketch, through eight generations of product development, to a refined design on the cusp of series production.

Arcimoto’s business model is entirely focused on low-end market disruption. Other electric vehicle market entrants such as Tesla, Fisker, Faraday Future and Lucid have executed or articulated strategies that start at the now-crowded and capital intensive luxury end of the EV marketplace, where they compete for a small pool of well-heeled customers. Arcimoto, by contrast, is focused entirely on a capital efficient pathway to a product solution for the other end of the market. We are targeting customers who cannot or will not participate in today’s market due to the lack of affordable clean daily vehicle purchase options.

Arcimoto’s thesis is supported by five broad factors:

1.	Existing manufacturers have not provided a viable vehicle in this class.
2.

At approximately one-third of the price of today’s “affordable” electric cars, the SRK’s $11,900 base model price target has the potential to lower the up-front cost barrier for electric vehicle adoption.

3.	At approximately one quarter the weight and ten times the efficiency of the average passenger car on the road today, the SRK also reduces on-going operational costs for its users.
4.	Arcimoto’s lean operations have designed and brought the SRK to pre-production ready for less than $10 million.
5.	Arcimoto’s use of design patterns that leverage flexible, advanced manufacturing equipment means a significant reduction in capital cost to start serial production versus typical automotive programs.

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Principal products and services

The company’s principal product is the SRK, an all-electric three-wheeled motorcycle designed for daily transportation use.

Arcimoto unveiled the Generation 8 SRK alpha prototype electric vehicle on November 14, 2015, and has showed these prototypes publicly as part of its preorder sales campaign at the Consumer Electronics Show, the NY Auto Show, and test drive events in Oregon, Washington, California, DC, Maryland, New York, Michigan, and Nevada.

Arcimoto will build a fleet of beta and pilot vehicles in 2017, some of which will go to paying customers. Arcimoto is targeting early 2018 to begin scale production of the SRK.

We believe that the SRK best addresses the tradeoffs inherent to the vehicle marketplace and will be the ideal transportation solution for the global urban driver. The SRK is safe, practical and affordable, with a radically smaller footprint than a car. The SRK features tandem seating for two passengers, a full enclosure space frame, familiar controls, and an optimal center of gravity. At a target base price of $11,900, the SRK will be what we believe is the first affordable plug-in vehicle suitable for daily use by the driving public.

The current status of development of the Generation 8 SRK is as follows:

•	Engineering Test platform vehicle completed August 2015.

•	Two “Alpha” prototype vehicles completed and revealed to the public in November 2015. These are currently being used for marketing.

•	Beta vehicles in design, and we expect the first Beta vehicles to be built in mid-2017, including at least six pre-sold pre-retail (signature series) vehicles.

•	Pre-production pilot vehicles are expected to be built by the second half of 2017.

•	Retail production and manufacturing of vehicles is expected to start at the beginning of 2018.

Concurrent with the development of the SRK, Arcimoto is developing integrated custom platform technologies to further reduce cost. Specifically, Arcimoto has developed a new packaging architectures for battery cells to drive down the cost of the electric vehicle battery system, as well as a unique dual-motor front wheel drive gearbox that forms the backbone of Arcimoto’s FutureDrive propulsion system. We intend to market our vehicle components to other vehicle original equipment manufacturers (OEMs).

Technology

Arcimoto has designed and built eight electric vehicle prototype generations to validate key vehicle subsystems and basic product capabilities.

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The SRK is a three-wheeled electric motorcycle. It blends the efficiency, maneuverability and thrill of two-wheeled transportation solutions with the stability, weather protection and carrying capacity features needed to be a functional daily replacement for a full-sized car.

SRK Target Specifications	Turning Circle – 27 feet
Cost Target – $11,900 before incentives	Front Suspension - unequal A-arms
Length - 109” (9’1”)	Rear Suspension - Single-side trailing arm
Width - 61”	Battery - 3 stack Arcimoto Battery System
Height from ground - 61”	Drive Train - Arcimoto FutureDrive
Ground clearance - 6”	Wheels - F 145/60/r15, R 175/65r15
Wheelbase - 77.5”	Rider/Passenger Spec - 6’8” driver, 6’4” passenger height
Track Width - 56.5”
Top Speed – 80 mph
Curb Weight – 1,100 lbs.
Range Target – 70 mile base model range, 130 miles with upgrade
Efficiency Target - 230MPGe	Safety - Roll over protection/roof crush, front crumple zones, side impact buffers, dual belt 3+2 harnesses
Acceleration Target - 0-60 in 7.5 seconds

Arcimoto’s technology platform enables the SRK urban vehicle. The Arcimoto Platform comprises three core technologies:

•	The Arcimoto Battery System is a set of patent-pending architectures for packaging lithium-ion batteries. Arcimoto’s battery technology has two main components: a novel high conductivity interconnect for mechanically and electrically interconnecting battery cells, and a novel cooling structure that reduces the cost and complexity of thermal management. Versus some other approaches, the Arcimoto Battery System decreases overall battery system weight, reduces material and assembly costs, and provides additional driving range for the customer. Arcimoto intends to develop the battery system as a licensing revenue source for the company.

•	FutureDrive is Arcimoto’s electric drive train technology. FutureDrive combines two electric motors, a custom dual-motor front wheel direct drive gearbox and vehicle power electronics.

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•	SRK Generation 8 is the culmination of Arcimoto’s vehicle platform development efforts to date, packaging two comfortable passengers, electric vehicle drive train components and vehicle body features in a lightweight, ultra compact form. We have two issued utility patents covering novel aspects of the vehicle architecture and have a third utility patent application in process covering the specific advances made to the platform on generation 8. Please see status of our patent applications in the “Intellectual Property” section below, on page ___.

Distribution

Arcimoto’s sales and distribution model is direct: our customers will place vehicle orders on the company’s website and the vehicle product is delivered directly to the end user via common carrier. We plan to augment this direct web purchase process with small-footprint retail in select key markets. This retail model will give prospective customers a direct experience with the physical product before purchasing. Although our initial focus is on delivery to the U.S. market, we plan to expand worldwide. We believe that the SRK is well suited to European and emerging markets in terms of size, cost, capabilities and environmental efficiency. We plan on moving to mass production globally via joint venture and/or design and brand licensing.

Market

Nearly every major automotive manufacturer in the world is developing an electric vehicle, and a handful of small companies are doing the same. This broad development of electric vehicles supports the concept of electric vehicles and provides evidence that the future of transportation technology is electric drive.

An August 2012 study by research firm IDTechEx forecasts that by 2025, two- and three-wheel electric vehicle global sales will exceed 130 million units annually, making it one of the world’s largest industries. Arcimoto’s urban thesis fits the SRK into the “Non-homologated Micro EV” market segment, which includes products such as most Chinese three- and four-wheeled neighborhood electric vehicles, the Renault Twizy, and the Toyota iRoad. Non-homologated vehicles, such as motorcycles, do not have to comply with certain costly testing requirements of homologated ones, automobiles, and are accordingly not granted certain certifications to operate in particular market segments. According to the latest IDTechEx market report, “Hybrid and Pure Electric Cars 2014-2024: Technologies, Markets, Forecasts,” the market segment for on-road 3-wheeled vehicles is expected to reach 2,000,000 units globally by 2024. Although most of the current market for Micro EVs is in the developing world, the market success of the Can Am Spyder and recent preorder velocity of the Elio three-wheeled vehicle demonstrates that the tandem reverse trike layout is a viable form factor for domestic mass market adoption as well.

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Our Value

The SRK creates value for the environmentally conscious urban and suburban driver.

Despite the inconvenience of maneuvering and parking full-sized cars in the city, the automobile is still the globally dominant form of urban transportation. By breaking traditional tradeoffs in vehicle design, we hope the SRK will establish a new class as the dominant mode of urban transport.

The SRK value proposition is built on the following core requirements for the urban traveler. We believe the following factors give our product value to the urban customer:

•	Disruptive price point: Arcimoto is targeting an end user price below $10,000 USD inclusive of purchase incentives. An urban-focused vehicle must be ultra-affordable to fundamentally shift the marketplace. We believe our product is more affordable than our competition’s offerings.
•	Daily utility: The SRK’s 80 mph top speed allows it to be used both on city streets and high-speed expressways, and SRK’s right-sized footprint allows three to be parked in a single space, while still providing two comfortable seats and plenty of room for groceries. Add in safety features, optional doors, storage options, solo access to the carpool lane and delivery capability.
•	Incredibly fun: The SRK will have full torque right off the line and accelerate from 0 to 60 mph in approximately seven and a half seconds. The SRK’s three-wheeled vehicle architecture has been refined through the development of seven fully functional vehicle prototypes and features what we think is an optimal center of gravity and dual-motor front-wheel drive.

Market Entry Strategy

We will deliver the first production SRKs to customers in the three west coast states of Washington, Oregon and California. This geography was chosen both for proximity to Arcimoto’s headquarters as well as for these states’ status as leading adopters for efficient transportation solutions. We’ll hit three “tastemaker” zones: the film and television capital of southern California, Silicon Valley, the world’s leading technology hub, and the Pacific Northwest’s centers of sustainability leadership. An October 2012 study by Pike Research indicates that out of all US cities, PEV sales will be highest in New York City, Los Angeles, San Francisco, Seattle, and Portland. Four of these five cities lie within Arcimoto’s initial deployment region. Oregon and California are currently leading the nation in electric vehicle adoption and, as important, are acting aggressively on a governmental level to spur adoption. Targeting west coast states will allow Arcimoto to efficiently distribute the first production vehicles, result in lower costs of early product service, and provide an early-adoption region halo. Once in market the company will progress to nation-wide distribution as expeditiously as possible.

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Target Customers

From a design perspective, Arcimoto SRK is targeted at young hip men and women who live in medium-to-large cities in temperate climates. These target customers are age 30-49, middle and upper-middle class, with at least some higher education. They typically commute alone. They are big thinkers who care about the planet and don't want the eco-guilt of burning oil. They want a vehicle that is clean and green, looks cool, allows them to travel solo in commuter lanes and park anywhere, uses cutting-edge technology, integrates with their phones, requires little maintenance, and feels great on the road.

According to census data there are approximately 20.3 million potential customers in the U.S. who fit in this core target demographic. The data indicates there are 45.1 million workers aged 30-49 who earn at least $50,000 a year, and over half of these individuals live in the top 49 metro areas; 77 per cent of them commuting alone. Targeting this market demographic by design will create strong spillover appeal among men and women age 25-60, performance driving enthusiasts, retirees who would love a motorcycle but are concerned about safety, and couples or families needing a second “around town” vehicle.

Arcimoto also plans to target the commercial and government fleet markets for both fleet adoption and with purchase plans for employees. Arcimoto will continue to refine its marketing messages and target customer concepts as multi-year sales data become available.

We measure our market development performance based on several metrics: total newsletter subscribers (weak leads), total reservation deposits (strong leads), and cost of preorder acquisition. Arcimoto now has more than 10,750 weak leads, 1,325 strong leads and has driven the direct advertising cost of preorder acquisition below $50.

Competition

We compete with a variety of electric car manufacturers small and large:

Tesla

Tesla Motors is the undisputed electric car leader worldwide, and sets the tone for the industry overall. Tesla manufactures the Model S electric sedan, a high-performance, high-cost luxury electric car. Tesla sold 31,665 Model S sedans in 2014, introduced the Model X luxury crossover vehicle in 2015, and the Model 3, a mass-market (approximately $35,000) electric car expected to go into production in late 2017. Tesla customers have reserved at least 134,000 Model 3 electric cars on March 31, 2016, within the first 24 hours of the company accepting ($1,000) pre-orders. That number swelled to 373,000 as of May 15, 2016, and is expected to be well over 400,000 by the time of this offering circular. The huge number of Model 3 reservations demonstrates the pent-up demand for more affordable electric vehicles. The exponential increase in demand between the $70K Model S to the $35K Model 3 demonstrates the high price sensitivity of demand for electric vehicles. We believe the Arcimoto SRK will take advantage of both these market factors with its disruptive base price target of $12K.

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Arcimoto’s brand statement aims to embody the technical excellence of Tesla with a thesis centered on a fundamentally more efficient footprint and global mass-market affordability. Tesla has pioneered a direct sales model that pairs in-market retail presence with a deep online experience, and Tesla has noted this model to be key to its success. Arcimoto plans to adopt a similar approach. Because its first products can be purchased only by a narrow slice of the population, Tesla expanded its retail footprint globally in advance of production capability. Arcimoto’s products can be purchased by a much wider swath of the populace, so the company can take a more efficient approach to retail footprint expansion.

Toyota iRoad, Renault Twizy

Toyota and Renault have introduced experimental products into the urban vehicle market space. Versus both the iRoad and Twizy, Arcimoto’s SRK features a superior ride, higher top speed (classified as a NEV, the Twizy is limited to 25mph in the U.S. market), more aggressive industrial design and comparable cost and efficiency. Arcimoto stays competitive on footprint and wins on function, with a greater range, seating for two plus storage, and is capable of being configured for delivery.

Smart Car

After driving the Smart Fortwo ED, Forbes vehicle analyst Matthew de Paula reflected that it “doesn’t handle like a small car should. The steering ratio is too slow. The brake and accelerator pedals are mushy and oddly positioned. The suspension can feel a bit ponderous and floaty. Some of that is by design. With such a short wheelbase, an overly edgy or aggressive ride could make the car unstable.”

While its overall length is about the same as the Smart Fortwo, the SRK’s wheelbase is longer, and the optimal placement of mass elements gives the SRK the feel of a small sports car: agile, stable, smooth, zippy, and powerful.

Although the Smart can technically fit when parked nose-in in parallel parking spots, most domestic jurisdictions don’t allow automobile-class vehicles to park this way. Arcimoto’s motorcycle class and tapered reverse-trike form give the SRK a significant park-ability advantage over the Smart Car.

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Elio Motors

Elio is developing a three-wheeled tandem front-wheel drive gas-powered vehicle for daily driving. The key Elio platform advantages are low cost and efficiency: 84 MPG and a $7,300 projected price. Like Arcimoto’s SRK, the Elio is classified as a three-wheel motorcycle, so enjoys a lower regulatory burden than homologated vehicles. Through a combination of online advertising and experience tours, Elio has garnered more than 65,000 preorders for its vehicle.

Versus Elio, we believe that Arcimoto will win on efficiency/clean (projected 230 MPGe), on urban maneuverability/parking (9’1”length vs. 13’4”), and on acceleration/fun factor, but will achieve parity on cost only when considering total cost of ownership. Like Arcimoto, Elio plans to follow the direct sales model pioneered by Tesla. This is an advantage in that the customer gets to experience a tailored brand experience both in retail and online.

Competitive Feature Analysis - Urban Vehicles

The following chart compares the SRK’s key features with a sample of current and future concept competitive offerings. The SRK’s unique feature combination sets it apart from other products and creates the opportunity to fundamentally disrupt the vehicle marketplace.

Government Regulation and Government Relations

Many governmental standards and regulations relating to safety, fuel economy, emissions control, noise control, vehicle recycling, substances of concern, vehicle damage, and theft prevention are applicable to new motor vehicles, engines, and equipment manufactured for sale in the United States, Europe, and elsewhere. In addition, manufacturing and other automotive assembly facilities in the United States, Europe, and elsewhere are subject to stringent standards regulating air emissions, water discharges, and the handling and disposal of hazardous substances. In addition, regulations in this area are constantly evolving, especially with the entry of new vehicles into the market.

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The most significant of the standards and regulations affecting us are discussed below:

Motor Vehicle Safety

The National Highway Traffic Safety Administration (NHTSA) defines a motorcycle as “a motor vehicle with motive power having a seat or saddle for the use of the rider and designed to travel on not more than three wheels in contact with the ground.” In order for a manufacturer to sell motorcycles in the US, the manufacturer has to self-certify to meet a certain set of regulatory requirements promulgated by the NHTSA in its Federal Motor Vehicle Safety Standards (FMVSS).

The Arcimoto SRK is designed to meet FMVSS requirements for motorcycles.

Operator’s License and Helmet Requirements

Since the SRK is a motorcycle by NHTSA definition, laws and regulations pertaining to the operation of a motorcycle and wearing a helmet apply to Arcimoto’s customers. As of the date of this Offering Circular, five states require the use of helmets while operating an enclosed three-wheel vehicle if the operator is under a specified age (generally under 18, although one state requires a helmet if under the age of 21) and two states require the use of helmets regardless of age. However, the strong majority of states have some form of exemption for helmet requirements and motorcycle endorsements for three-wheeled vehicles. Arcimoto’s advocacy strategy is to work with state legislatures to advocate the normalization of these rules to reduce consumer confusion in the marketplace that comes from conflicting state-by-state regulations.

Pollution Control Costs

We are required to comply with stationary source air and water pollution and hazardous waste control standards that are now in effect or are scheduled to come into effect with respect to our future manufacturing operations. We do not yet have an estimate of the cost of compliance.

Motor Vehicle Manufacturer and Dealer Regulation

State laws regulate the manufacture, distribution, and sale of motor vehicles, and generally require motor vehicle manufacturers and dealers to be licensed in order to sell vehicles directly to consumers in the state. [Our distribution model may require that in some instances we have to obtain a dealer license. In any event, we plan to conduct sales out of the state using our website, phone or mail. We do not yet have an estimate of the cost of compliance with motor vehicle manufacturer and dealer regulations.]

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Tesla Motors has faced considerable opposition in some states from existing motor vehicle dealer associations. Arcimoto will work proactively in market entry points to ensure our direct business model is allowed. Because the company’s products don’t directly compete with existing motorcycle class vehicles, we expect significantly less initial resistance from established motorcycle dealers.

Upon completion of this funding round, the company will initiate a 50-state survey of the regulatory landscape surrounding the direct sales of motorcycles. Once the survey is complete, we intend to pursue a legislative approach to amend current laws, which would permit motorcycle manufacturers such as Arcimoto to sell motorcycles directly to consumers. We plan to augment online sales with small retail locations where customers would be able to view and test drive the vehicles and then would be directed to the company’s website to complete their purchase. We expect that certain customers may in fact be deterred from purchasing exclusively online.

Arcimoto will initially focus advocacy efforts at the federal level and at the state level in the market launch states of Washington, Oregon and California for maintenance and improvement of purchase tax incentives. Although both state and national governments have moved aggressively to support the growth of the electric vehicle market (http://www.ncsl.org/research/energy/state-electric-vehicle-incentives- state-chart.aspx), not all of these incentives apply or apply equally to motorcycle class vehicles. (for example, the 10% tax credit for electric motorcycle purchase at the federal level had a 2016 sunset). The company will employ pilot ride-and-drive days as well as direct discussion to shift this perception.

Suppliers

We rely on a range of suppliers for the development and production of the SRK. In the first phase, we have been developing supplier relations with vendors that offer high quality parts, at lower volumes, with a reasonable cost. Many of these vendors specialize in developing prototype components that meet our specific vehicle needs, while at the same time knowing that we will partner with larger capacity vendors in the near future. Many of these firms specialize in boutique services that do not include a business model that depends on further, high volume sales to cover initial development costs. These costs are passed directly to Arcimoto, and many of these vendors are local to the Eugene operations.

We intend that the second phase of our procurement plan will coincide with an increase in sales demand and production capacity. This will be a transition away from the low volume suppliers, to mid or high volume suppliers. The overall objective, during this phase, will be to establish relationships with suppliers that specialize in high volume production (at lower costs), however we also recognize that some ideal suppliers will require order quantities that are beyond our production needs at the time. This phase of the procurement plan will be to earmark those suppliers for future negotiations, as vehicle demand increases.

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The second phase of the procurement plan will include contact with suppliers at the national and international level. This exercise will include sending the Purchasing Manager to applicable tradeshows within the United States and Asia, to make the necessary contacts with larger capacity suppliers.

The third phase of the procurement plan will focus on developing vendor relationship with high volume suppliers, at the international level. The overall goal will be locate and engage with vendors that provide the lowest price, with the highest response rate and quality. These tier one suppliers will be critical players and stakeholders in the success of the company, and will require focused management of accounts.

Employees

The company has used and continues to use a number of consultants and has hired several employees. Currently, we have 18 full-time employees and several contractors. We enter into Non-Disclosure and Intellectual Property Assignment Agreements with all of our employees and contractors. Depending on the amount we raise from this offering, we intend to hire a number of employees primarily to support our engineering, production, purchasing, financial administration, sales and business development efforts.

Research and Development

During the last three fiscal years, the company has invested in company-sponsored research and development activities. During the period ended June 30, 2016 and fiscal years ended December 31, 2015, and 2014, we spent $447,089, $845,419 and $491,334, respectively. For the fiscal year ended December 31, 2016, we spend $974,806 on research and development activities. The 2016 values are based on unaudited financial information of the company.

Intellectual Property

Patents

The company has one issued utility patent (Patent Number: 13204364) covering novel aspects of the vehicle architecture of the SRK and has filed a provisional utility patent covering the advances made to the platform through, but not including generation 8 SRK. As discussed above, the Arcimoto Battery System is a patent pending architecture for packaging industry-standard 18650 lithium-ion batteries. The company has filed one non-provisional utility patent and three provisional utility patents on the unique aspects of the interconnect and thermal management system.

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Current status of our patent applications:

Patent Group	Applicable Products / Inventive Concepts	Application Number	Status	Filing Date	Issue Date
Group 1 (Platform)	Patent - Platform 1 Utility	13204364	Patented	8/5/11	3/24/15
Group 1 (Platform)	Platform	14985683	Awaiting Examination	12/31/15	-
Group 1 (Platform)	Platform	TBD	In-Process	TBD	-
Group 1 (Platform)	Patent - Platform 2 Provisional	62099068	Converted	12/31/14	N/A
Group 1 (Platform)	Automated EV, Single Person	TBD	On-Hold	TBD	N/A
Group 2 (Battery)	Battery Pack / Battery Interconnection	14960289	Awaiting Examination	12/4/15	-
Group 2 (Battery)	Patent - Battery 1 Utility-sub	14268236	Office Action received	5/2/14	-
Group 2 (Battery)	Patent - Connector Provisional	61818682	Converted	5/2/13	N/A
Group 2 (Battery)	Patent - Battery Pack Provisional	61877196	Converted	9/12/13	N/A
Group 2 (Battery)	Patent - Connector 2 Provisional	62087680	Converted	12/4/14	N/A
Group 2 (Battery)	New Connectors	62301044	Pending	2/29/16	N/A
Group 3 (Enclosure & Cooling)	Manifolds for Battery Enclosure, Battery Enclosure, Modular Wall Portions	14962929	Awaiting Examination	12/8/15	-
Group 3 (Enclosure & Cooling)	Battery Enclosure, Modular Wall Portions	14954650	Awaiting Examination	11/30/15	-
Group 3 (Enclosure & Cooling)	Patent - Cooling 1 Provisional	62088764	Converted	12/8/14	N/A
Group 3 (Enclosure & Cooling)	Patent - Cooling 2 Provisional	62085610	Converted	11/30/14	N/A
Group 3 (Enclosure & Cooling)	Two-Part Battery Cooling, L-extrusion battery pack	62205908	Converted	8/17/15	N/A
Group 4 (Powertrain)	Dual-Independent Transmission	14860502	Awaiting Examination	9/21/15	-
Group 4 (Powertrain)	Patent - Gearbox Provisional	62052664	Converted	9/19/14	N/A
Group 5 (Controls)	Handbrake and Footbrake for separate regen. / braking levels	62239803	Pending	10/9/15	N/A
Group 6 (Misc.)	Shipping Container EV Mover, four wheel steering, motor in each wheel-set.	TBD	In-Process	TBD	N/A
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Trademarks

We have registered the following with the United States Patent and Trademark Office:

“The Everyday Electric” (mark consisting of standard characters without claim to any particular font, style, size or color) – registered on October 23, 2012, Registration number 4230594

“SRK” (mark consisting of standard characters without claim to any particular font, style, size or color) – registered on July 16, 2013, Registration number: 4369026

“ARCIMOTO” (mark consisting of standard characters without claim to any particular font, style, size or color) – registered on May 11, 2010, Registration Number: 3787347

FUV” (mark consisting of standard characters without claim to any particular font, style, size or color) – registration applied for, no conflicting marks noted on office action received. Registration Number: 87166994

“Fun Utility Vehicle” (mark consisting of standard characters without claim to any particular font, style, size or color) – registration applied for, no conflicting marks noted on office action received. Registration Number: 87260318

Litigation

The company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

THE COMPANY’S PROPERTY

We do not currently own any significant property.

We are leasing our principal office and development shop located at 544 Blair Blvd., Eugene, Oregon 97402 from Centre Camp LLC. We are also leasing storage space for excess inventory and prototype storage.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Since our incorporation in 2007, we have been engaged primarily in developing the design of the SRK and obtaining loans and funds from investors to fund that development. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. We began accepting pre-reservations online in September 2009. Between 2009 and the unveiling of the Generation 8 design in October of 2015, we acquired 161 deposits. Since the launch of Generation 8 we have acquired 1,164 deposits, an increase of 623% over the previous 6 years.

Operating Results

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

We have not yet generated any revenues from the production of vehicles and do not anticipate doing so until mid-2017.

Operating expenses increased from $733,659 in fiscal year 2014 to $1,375,147 in fiscal year 2015, an 87% increase. This reflected a significant increase in our activity and efforts to develop and launch the Generation 8 SRK prototype in November 2015. The primary components of our operating expenses are R&D on which we spent $491,000 in 2014 and $845,000 in 2015; sales and marketing, on which we spent $31,000 in 2014 and $165,000 in 2015; and general administrative costs amounting to $212,000 in 2014 and $365,000 in 2015. Unaudited operating expenses for the period ended June 30, 2016 and for the fiscal year 2016 increased to $914,860 and $1,906,904, respectively. Expenses for the fiscal year 2016 represents an increase of 39% from 2015. The increase in 2016 is a result of a few factors. The primary factor was the hiring of additional employees and management responsible for meeting our goal of generating revenue for the production of vehicles in mid-2017 and to increase marketing. This accounted for an increase of $368K to our salary and benefit expenses. An additional factor involved in the increase in expenses from 2015 to 2016 was an increase of $122K in marketing expenses related to ad spending, public relations, and a road show for the SRK.

Our net loss increased from $680,933 in fiscal year 2014 to $1,349,292 in fiscal year 2015, and to $918,042 for the period ended June 30, 2016. For fiscal year 2016, our net loss was $1,919,417. These values for 2016 are based on the unaudited financial statements of the company.

As of March 28, 2017, we have 1,325 pre-order customers of whom six pre-paid $42,000 each for an early release signature series vehicle. (These customers include Mark Frohnmayer.) Accordingly, our customer deposits have increased from $186,124 in fiscal year 2014 to $204,628 in fiscal year 2015, $274,528 for the period ended June 30, 2016, and $386,035 for the full fiscal year 2016.

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Liquidity and Capital Resources

Funding for the company to date has come primarily from the issuance of equity securities. On December 4, 2015, the company entered into a loan agreement with the City of Eugene Business Development Fund. On April 1, 2016, the company received disbursement of this loan, with a principal balance of $250,000 at 5% interest per annum from the date of disbursement. Payments of interest only are due on the first of the month. The entire principal balance of the loan plus accrued but unpaid interest, if any, is due and payable upon an offering made under Regulation A (so repayment would be triggered by this offering), or July 1, 2017. Between October 2016 and March 2017, the company entered into convertible loan agreements with various investors totaling $525,000 at 6% interest with a due date of March 31, 2018, subject to prior conversion. The holders of the notes can convert into Preferred Stock at the greater of $5.00 per share or 90% of the current per share price.

We anticipate that if we raise the maximum amount in this offering, the funds will last for a minimum of 20 months. Our current monthly cash burn rate is $125,000. Anticipated minimum monthly gross cash burn rate through the next 20 months, excluding inventory and optional spending on capital expenditures, R&D materials and testing, and retail operating expense and payroll, steadily grows to $247,000 per month for an annual total of $2.71 million. After factoring in an additional $1.86 million for inventory offset by $2.01 million in sales the net burn for the next 12 months is $2.56 million. We will try to raise additional capital through debt or selling additional equity in an offering within 20 months from the closing of this offering.

We are also exploring various other sources of capital including the Advanced Technology Vehicles Manufacturing Loan Program (“ATVMLP”) under Section 136 of the Energy Independence and Security Act of 2007. We plan on submitting an ATVMLP application in mid-2017. If we can’t raise as much money as proposed in this offering, we intend to reduce our capital outlay to match available cash. We can adjust the use of proceeds by: 1) Reduce variable cost by adjusting the number of vehicles built. 2) Reduce up to 50% of operating expense by freezing headcount at its current level.

Plan of Operations

After releasing the Generation 8 SRK prototype, we plan to go to market with retail vehicles in early 2018. Arcimoto is focusing its early sales launch efforts in the three west coast states of Washington, Oregon and California. This market area was chosen both for proximity to Arcimoto’s headquarters as well as for their status as leading states for efficient transportation solutions. We believe these three states are “tastemaker” zones: the film and television capital of southern California, Silicon Valley, the world’s leading technology hub, and the Pacific Northwest’s centers of sustainability leadership. An October 2012 study by Pike Research indicates that out of all US cities, PEV sales will be highest in New York City, Los Angeles, San Francisco, Seattle, and Portland. Four of these five cities lie within Arcimoto’s initial proximal market.

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Our next steps in the 12 months following the commencement of this offering are:

1.	Complete design and testing of the SRK so that it is ready for serial production.

2.	Build the Phase 1 production facility to start manufacturing.

3.	Design the Phase 2 manufacturing facility to enable stepped-up scale production.

Expenditures

If we manage to raise the full offering amount of $10 million, after $700,000 in estimated offering cost we will have approximately $9.3 million available to the company. As described in the Use of Proceeds section, $355,000 will go towards our capital expenditures and a total of $2.4 million will go towards manufacturing expenses and $6.2 Million will go to operating expenses.

In the event, we raise less than the full $10.0 million, we will use the proceeds to complete development of the SRK and continue adding to the pre-order numbers, thus showing continued progress to the market, which we think will allow us to raise additional capital in the future. We can adjust the use of proceeds by: 1) Reducing variable cost by adjusting the number of vehicles manufactured. 2) Reducing up to 50% of operating expense by freezing headcount at its current level. The “Use of Proceeds” section above details how we would adjust our expenditures depending on the amount raised in this offering.

Our manufacturing plans for 2017-2018/twelve months following the commencement of this offering

We are based in Eugene, Oregon. We are currently able to pursue our initial material handling strategy, which will use Arcimoto primarily as a final assembly operation, where all the parts are brought into the production line from outside vendors and fabrications. The company has identified several viable manufacturing site locations to serve as the first base of operations. During Phase 1 assembly, Arcimoto will take advantage of pre-existing vendor infrastructure and so will have very limited need for fabrication capacity within its own operations.

Arcimoto is currently searching for a new leased location that would replace the three locations currently leased. On March 16, 2017, Arcimoto entered into a non-binding letter of intent (LOI) to lease warehouse H located at 2nd and Garfield in Eugene, Oregon, owned by Giustina Land & Timber Co (Landlord). The LOI proposes a thirty-six (36) month term plus an option to renew for two additional sixty (60) month terms, for 22,500 square feet of warehouse space, including shared access to adjacent parking lots at an initial rent of $13,000 per month + NNN. Landlord will build-to-suit, including electrical runs, approximately 5,000 square feet of office space with HVAC, four accessible restrooms, and machine shop. Landlord and Tenant acknowledge that this proposal is not a lease, and that it is intended as the basis for the preparation of a lease. The lease shall be subject to Landlord and Tenant's approval, and only a fully executed lease shall constitute a lease for the premises. The terms of this proposal are non-binding. On March 22, 2017, 30,000 SQFT located at 2034 West Second Avenue, Eugene, OR 97402, was identified as a potential site at a rental rate of $12,500 per month. The company is currently exploring both of these locations.

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The second phase of production, planned to commence within 20 months of this offering, will be a natural progression to assembly line build. The overall assembly strategy will remain as final assembly operations, however some fabrication capacity will be brought in-house to reduce costs and increase quality of key components, as the company outgrows prototype/limited run vendor capacity. This production transition will focus primarily on tooling upgrades and sheet metal and tube frame fabrication.

The final step in the manufacturing plan is to incorporate a highly automated and efficient full assembly line and will primarily comprise high-volume hard tooling and the establishment a continuous assembly line for higher volume production. This stage of production will have a return emphasis on vendor partners, vs. in-house production, as a more effective manner to manage inventory and the timing of parts into the production line (i.e. lean manufacturing). These tier one suppliers will be critical players and stakeholders in the success of the company, and will require focused management of accounts. We anticipate that this production process will increase the capacity of the operation to 300+ vehicles per day (approx. 100,000+ per year) by September 2021.

Building up a high volume, Phase 2, manufacturing facility is estimated to take 12 months to reach maximum capacity as the supply chain and automated manufacturing equipment are established. This phase is planned to start 12 months from the completion of this offering. During this ramp-up time, we plan to keep in close contact with pre-order and prospective customers through awareness events and meetups, in order to maximize sales opportunities during this critical phase. This will also help build the “community” attachment of the Arcimoto customer base, an intangible brand feature.

Our Research and development plan in 2017-2018/12 months following the beginning of the offering is to focus on:

•	Battery System Finalization and Testing: We intend to complete and validate Arcimoto’s patent-pending next generation battery system in both module and full vehicle form.

•	Safety Systems – In 2017 the company will incorporate enhanced safety systems in the SRK. The alpha SRK units feature 3-point seat belts with an additional shoulder belt, attached to the other side of the seat. This approach has been used successfully by both Renault (the Autoliv 3+2 seatbelt system used in the Twizy) and BMW in the dual belt system used in the semi-enclosed C-1 commuting scooter. This basic restraint system will be further augmented with a simulation-verified roll cage, crumple zones and side impact buffers.

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•	Gearbox optimization and cost reduction – the gear box is the first significant component of FutureDrive. The Alpha SRK prototype gear boxes use loose pattern cast housing and expensive off-the-shelf gears. The design has been upgraded to production-tooled gears and match-plated sand castings. This operational upgrade has reduced the cost of the gear box, improved efficiency and longevity as well as address the need for higher volume production demands. A 100,000 mile bench test is currently underway to test the new gear box and should be completed by the end of April 2017.

•	Electronics Configuration and optimization – The driver interface, battery monitoring system and motor controller will be developed to product-ready completion. These systems will be tuned in parallel with the build of the Generation 8 beta and pilot vehicles, as the electronics system will be identical between these revisions.

•	Custom Electronics and Motors – Current electric vehicles have multiple sub- systems, which create additional component expense, complexity to the vehicle assembly, and takes up a large volumetric footprint in the vehicle. Arcimoto is developing technology that will allow system configuration that combines all these subsystems into one physical package at lower cost and higher performance than current solutions.

In 2017 Arcimoto intends to develop the first custom electronics component of FutureDrive, a DC/DC Converter and battery charger. In combination with the sourced controller and induction motors and the custom Arcimoto gear box, this component will provide a path to full production of the initial SRK drive train. The development of the DC/DC Converter/Charger will lead into the 2018 development of Arcimoto’s fully combined electronics system. This system will leverage licensed technologies and encompass functionality of the motor inverters, DC-to-DC converter and bidirectional charger.

Marketing and sales and fundraising efforts during the 12 months following the beginning of the offering will focus on:

•	Sales and Marketing: We revealed the Generation 8 SRK and announced the target purchase price for the vehicle via the www.arcimoto.com web site. Over the next twelve months, we will continue our online and tour based awareness and pre-order campaign. Our near-term pre-sales target is 3,500 deposits to prove product/market fit, and attempting to demonstrate up to $50 million in anticipated revenue to justify the go-to-production capital raise.

•	Scale Capital Raise: We will plan for and execute a public market scale capital raise or a Federal ATVMLP application within 20 months of this offering to build out our Phase 2 automated manufacturing line and deliver production vehicles to the general public.

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We believe that targeting west coast states will allow Arcimoto to efficiently distribute the first production fleet of vehicles, result in lower costs of early product service, and provide an early adoption region halo. Once in market the company will progress to nation-wide distribution as expeditiously as possible.

The SRK will be autonomous-capable at launch, serving as the least cost, most efficient platform for daily autonomous mobility. Arcimoto plans to offer a lane-following autopilot option in the production version and hopes to offer door-to-door commute autonomy by about 2020, although there can be no assurance that we will meet this target date.

Need for additional funds:

The level of funding in this offering is not intended to be sufficient to get the company to the point of funding its grow through reinvestment of internally generated cash flow. Cash flow positive requires Phase 2 of the manufacturing plant to be operational. We are pursuing multiple options for such funding, rather than relying on one source. We believe funding will come from a combination of sources such as ATVMLP, private equity, and additional Regulation A offerings, as well as more traditional sources (not discussed), such as venture debt arrangements and capital leasing on equipment.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term of Office (if indefinite, give date appointed)	Approximate hours per week (if part-time)/full- time
Executive Officers:

Mark Frohnmayer	President	42	Indefinite, appointed November 21, 2007	Full-time/40 hours

Douglas Campoli	CFO	53	Indefinite, appointed June 15, 2015	Full-time/40 hours

Directors:

Mark Frohnmayer	Chair	42	Indefinite, appointed November 21, 2007	Full-time/40 hours

Thomas Thurston	Director	38	Indefinite, appointed May 8, 2015

Terry Becker	Director	55	Indefinite, appointed May 8, 2015

Jeff Curl	Director	55	Indefinite, appointed May 8, 2015

Significant Employees:

Mark Frohnmayer	President	42	Indefinite, appointed November 21, 2007	Full-time/40 hours

David Boyd	Vehicle Development	54	Indefinite, appointed May 15, 2015	Full-time/ 40 hours

Mark Frohnmayer, President and Founder Director

Mark Frohnmayer is currently our President and Founder. He has served in that position for nine years, from the inception of the company in October 2007 to the present date. Previously, he was one of the founders of GarageGames.com, a software development company successfully sold to IAC, Inc. in 2007. He holds a B.S. degree in Electrical Engineering and Computer Science from UC Berkeley.

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Douglas Campoli, Chief Financial Officer

Douglas Campoli is currently our Chief Financial Officer. He has served in that position from June 2015 to the present date. Prior to joining us, he was the Founder of Strategic Financial Consulting from February 2013 to June 2015, providing financial consulting services for startup and existing businesses. From September 2012 to September 2013, he was Chief Financial Officer of ManaFuel, bringing energy independence to Pacific Island Nations. From May 2007 to February 2011, he was Chief Financial Officer of GarageGames.com, Inc. From 2004 to May 2007, he was Chief Financial Officer of SeQuential Biofuels. Prior to this he held various financial positions at Genuity, GTE, and AT&T. He holds a B.S. degree in business and finance from The University of South Florida and an M.B.A. with a concentration in finance from The University of Tampa.

Terry Becker, Director

Terry Becker is currently a Director. He has served in that position for two years, from May 8th 2015 to the present date. He also holds the position of Director of Engineering and Global Product Support at Peterson Pacific Corporation from February 2014 to the present date, where he established design processes to grow the market share of the company. From February 2007 to the present, he also holds the position of Board Chairman of Oregon Pattern & Foundry, a Non-ferrous Foundry and Rapid Prototype/Pattern Making Company. From 2008 to 2012, he was Deputy Director of Operations of JBT AeroTech, where he Improved processes between the operations departments including engineering, manufacturing, purchasing, material control, planning, service and project management. He holds a B.S.M.E. degree in Mechanical Engineering from Walla Walla University.

Thomas Thurston, Director

Thomas Thurston is currently a Director. He has served in that position for two years, from May 8th, 2015 to the present date. He also holds the position of Managing Director of WR Hambrecht Ventures from January 2014 to the present date, a venture capital firm that uses data science to target early-stage growth companies. From February 2013 to the present, he also holds the position of Board Member of Ironstone Group, Inc., a publicly traded investment corporation. He holds a BA from the University of Oregon, and MBA from the Thunderbird School of Global Management, a JD from the Santa Clara University School of Law and was a research fellow at the Harvard Business School.

Jeff Curl, Director

Jeff Curl is currently a Director. He has served in that position for two years, from May 8th, 2015 to the present date. He also holds the position of CFO/COO, Senior Partner and Architect ACA Service Model at Summit Benefit and Actuarial Services, Inc. from 1994 to the present date. He holds a B.S. degree from The United States Military Academy at West Point and a M.B.A. from The University of Oregon – Charles H. Lundquist College of Business.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2016, we compensated our executive officers as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)		Total compensation ($)
Mark D. Frohnmayer	President	$65,000.00	$0	(1)	$65,000.00
Douglas M. Campoli	CFO	$54,439.93	$0	(2)	$54,439.93
Terry Becker	Director	$0	$0	(3)
Ironstone Group Inc. (Thomas Thurston)	Director	$0	$0	(4)
Jeff Curl	Director	$0	$0	(5)

(1) Mark Frohnmayer was issued 10,000 options March 1, 2017 and October 2, 2015 in addition to 150,000 warrants issued March 9, 2012.

(2) Douglas Campoli was issued 23,000 options March 1, 2017 in addition to 9,500 options October 2, 2015.

(3) Terry Becker was issued 2,500 options on October 2, 2015 in addition to 85,000 warrants issued June 1, 2013 and 15,000 warrants issued August 20, 2012.

(4) Ironstone Group on behalf of Thomas Thurston was issued 2,500 options on October 2, 2015.

(5) Jeff Curl was issued 2,500 options on October 2, 2015.

Mark Frohnmayer determined the compensation packages of officers and directors.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Title of class	Beneficial owner	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable		Percent of class (1)(2)(3)
Common	Mark Douglas Frohnmayer	Mark Douglas Frohnmayer, 163 West 5th St., Eugene, OR 97402	3,491,942	[156,650	]	[71.0	]%
Common	All Executive officers and directors as a group (including Mr. Frohnmayer)		3,747,488	[270,468	]	[76.5	]%
A-1 Preferred	All Executive officers and directors as a group (including Mr. Frohnmayer) [5 persons]		48,591			[4.0	]%

(1) Based on [4,978,943] shares of common stock and on [1,274,791] shares of preferred stock outstanding prior to this offering.

(2) This calculation is the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other person exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column may not add up to 100% for each class.

(3) Thomas Thurston, a Director of Arcimoto and Managing Director of WR Hambrecht Ventures III, L.P. owns 2.9% of the A-1 preferred shares, and Hambrecht Ventures, as Arcimoto’s lead investor owns 43.5% of the A-1 Preferred Shares.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The company has the following transactions where one or more officers or directors have an interest:

•	Mark Frohnmayer, President of Arcimoto, owns the office building that Arcimoto leases. We are leasing our principal office and development shop located at 544 Blair Blvd., Eugene, Oregon 97402 from Centre Camp LLC, a company owned by Arcimoto’s founder and president, Mark Frohnmayer. We currently pay $4,400 per month and lease, signed on May 1, 2013 is in effect until April 30, 2018.
•	Terry Becker, Arcimoto Director, is also the owner of Oregon Pattern & Foundry, the company that made the prototype gearbox housings for the SRK. From 10/15/2012 to 1/6/2017, $26,213 was billed and paid. During 2014, 2015, and 2016, $4,025, $18,684, $125 respectively for a total of $22,834 was billed and paid.
•	Vehicle reservations include a $42,000 Signature Series reservation made by Mark Frohnmayer, a $1,000 pre-order deposit made by Lynn Frohnmayer, Mark’s mother, and a $100 pre-order deposit made by Douglas Campoli.

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SECURITIES BEING OFFERED

General

Our authorized capital stock consists of 10,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value. The company has reserved 1,000,000 shares of its common stock pursuant to the Equity Incentive Plans. 627,602 and 490,002 stock options and warrants are outstanding as of December 31, 2015 and 2014, respectively. No additional options or warrants were issued in 2016. 237,500 additional employee incentive options were issued on March 1, 2017. Of the 5,000,000 authorized preferred shares, 1,500,000 of shares were designated as Series A-1 Preferred Stock. 1,189,791, 1,095,991 and 430,465 shares of preferred stock were issued and outstanding as of December 31, 2016, 2015 and 2014, respectively. The company’s Board of Directors may designate additional classes of Preferred Stock at any time.

In the current offering, we are offering common stock.

The following is a summary of the rights of our capital stock as provided in our amended and restated articles of incorporation and bylaws. For more detailed information, please see our amended and restated articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this offering circular is a part.

Common Stock

Voting Rights and Dividend Rights

Common stockholders are entitled to one vote for each share on all matters to be voted on by the stockholders, do not have cumulative voting rights, have no preemptive rights to purchase common stock, no conversion or redemption rights or sinking fund provisions with respect to the common stock and are entitled to share ratably in dividends.

Right to Receive Liquidation Distributions

In the event of the company's liquidation, dissolution, or winding up, holders of its Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the company's debts and other liabilities and the satisfaction of the liquidation preferences granted to the holders of all shares of the outstanding Preferred Stock.

Series A-1 Preferred Stock

Dividend Rights

Holders of our Series A-1 Preferred Stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. Series A-1 Preferred Stock will receive dividends, if any, in preference to the holders of Common Stock.

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The dividends are not cumulative and are available when, as, and if declared by the Board. There is no requirement or penalty for us to declare dividends. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this offering or in the foreseeable future.

Right to Receive Liquidation Distributions

In the event of the company's liquidation, dissolution, or winding up, holders of its Series A-1 Preferred Stock are entitled to liquidation preference superior to holders of the Common Stock. Holders of Series A-1 Preferred Stock will receive an amount determined in accordance with the amended and restated certificate of incorporation. If, upon such liquidation, dissolution or winding up, the assets and funds that are distributable to the holders of Series A-1 Preferred Stock are insufficient to permit the payment to such holders of the full amount of their liquidation preference, then all of such assets and funds will be distributed ratably among the holders of the Series A-1 Preferred Stock in proportion to the full preferential amounts to which they would otherwise be entitled to receive.

Conversion to Common Stock

Holders of the Series A-1 Preferred stock will have the right to convert their shares to Common Stock at any time, and will be automatically converted to common stock upon the occurrence of an “Automatic Conversion Event” as described in the Amended and Restated Certificate of Incorporation. The conversion rate may change from time to time if we complete a stock split, reorganization, recapitalization, or the like, but the initial conversion rate will be one-to-one.

Redemption

The Series A-1 Preferred Stock, like the other series of preferred stock, is not redeemable.

Voting Rights

The Series A-1 Preferred Stockholders are entitled to equal voting rights to common stockholders on an as-converted basis.

Rights and Preferences

Each share of the Series A-1 Preferred Stock will automatically convert into the Common Stock of the company immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act of 1933. Series A-1 Preferred stock is convertible at the option of the stockholder at any time without the payment of additional consideration by the holder.

Holders of our Series A-1 Preferred Stock and all other preferred stock have preference over Common Stock. The company’s Board of Directors may designate additional classes of preferred shareholders from time to time.

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UNDERWRITING AND PLAN OF DISTRIBUTION; SELLING SECURITYHOLDERS

Underwriting

The company is offering up to [1,000,000] shares of common stock, as described in this Offering Circular.

We have engaged W.R. Hambrecht + Co., LLC (the “Underwriter”) with respect to the Offered Shares. We anticipate entering into an underwriting agreement setting forth the definitive terms and conditions of the sale of the Offered Shares on or immediately prior to the date on which the SEC qualifies the Offering Statement (the “Qualification Date”).

Subject to certain conditions, the Underwriter has agreed to use its best efforts to procure potential purchasers for the Offered Shares. This offering is being undertaken on a best efforts only basis. The Underwriter is not required to take or pay for any specific number or dollar amount of our Common Stock. The Underwriter will have the right to engage such other FINRA member firms as it determines to assist in this offering.

The Offered Shares will be issued in one or more closings. The Underwriter and the participating broker-dealers (the “Selling Group”) must sell the minimum number of shares set forth in this offering circular (the “Minimum Offering”) if any shares are to be sold at all. If, on the Initial Closing date, we have sold less than the maximum number of Offered Shares (the “Maximum Offering”), then we will hold one or more additional closings in our sole discretion for additional sales, up to the Maximum Offering, for sixty (60) days following the Initial Closing (the “Additional Closings”, and each, an “Additional Closing”). Following the Initial Closing, the company and the Underwriter will consider various factors in determining the timing of any Additional Closings, including amount of proceeds received at the Initial Closing, the level of additional valid subscriptions received after the Initial Closing, and the eligibility of additional investors under applicable laws. Accordingly, at the time of subscription, the investor will not know the exact date on which their closing will occur, except that all closings (including the Initial Closing), if any, will occur prior to the earlier of (i) the date on which the Maximum Offering is sold and closed or (ii) the offering is terminated. For the initial closing and each subsequent Additional Closing, all proceeds for such closing will be kept in an interest-bearing escrow account maintained by Prime Trust, LLC for the benefit of the investors in accordance with Rule 15c2-4 under the Exchange Act. Upon each closing, the proceeds collected for such closing will be disbursed to the company and the Offered Shares for such closing will be issued to investors. If a closing does not occur for any reason, the proceeds for such closing will be promptly returned to investors without deduction and generally without interest. The escrow account will be opened immediately prior to the Qualification Date and will remain open until the offering terminates without the Minimum Offering having been reached, or if the Initial Closing occurs, until the last Additional Closing date(s). All funds received into the escrow account will be held in an interest-bearing account in accordance with Rule 15c2-4 under the Exchange Act. All funds for the purchases of the offered shares will be transmitted directly by wire or electronic funds transfer via ACH or indirectly through a clearing agent to the specified bank account maintained by Prime Trust, LLC per the instructions in the subscription agreement. Prime Trust, LLC will not accept any paper checks from investors in the offering. The Underwriter will not accept or handle any funds. [The subscription agreement [is/will be] available at www.wrhambrecht.com/arcimoto Prime Trust, LLC, which will be the escrow agent, will notify the Underwriter when the full amount necessary to purchase the Minimum Offering has been received. If, on the Termination Date, investor funds are not received in respect of the Minimum Offering, then all investor funds that were deposited into the escrow account will be returned promptly to investors and the offering will terminate. Prime Trust, LLC will retain up to $5,000 of interest accrued from funds deposited in the escrow account regardless of whether the offering closes as partial compensation for serving as the escrow agent.

41

Commissions and Discounts

The following table shows the total discounts and commissions payable to the Underwriters in connection with this offering:

	Per
	Share	Total
Public offering price	$10.00	$10,000,000
Underwriting commissions (1)	$0.60	$600,000
Proceeds, before expenses, to us	$9.40	$9,400,000

(1) The underwriting discounts and commissions do not include the expense reimbursement, advisory fee, or Underwriter’s Warrants as described below.

Offered Shares sold to the public will initially be offered at the initial public offering price set forth on the cover of this Offering Circular. Selected dealers who participate in the offering will receive a selling concession not to exceed] per share. After the initial offering of the shares, the offering price and the other selling terms may be subject to change. The offering of the shares is subject to receipt and acceptance and subject to the right to reject any subscription in whole or in part, for any reason or no reason.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the company.

42

Technology and Escrow Services

FundAmerica Securities, LLC has been engaged by the Underwriter to provide certain technology services in connection with this offering. The Underwriter has agreed to pay FundAmerica Securities, LLC a facilitation fee equal to [] of the gross proceeds from the sale of the securities being offered. Assuming we complete the Maximum Offering, the total facilitation fee to be paid by the Underwriter will be []. In addition, the Underwriter has agreed to pay certain fees to FundAmerica Securities, LLC for the technology services provided by its affiliate in the offering, including the online platform by which subscribers may receive, review, execute and deliver subscription agreements electronically.

We have engaged Prime Trust, LLC to serve as escrow agent for the offering. Prime Trust, LLC is entitled to receive certain itemized administrative fees as follows: (i) an initial set-up fees of $225; (ii) $25 per month for maintaining the escrow bank account; (iii) fees for inbound transfer of funds of $0.50 for each ACH, $15.00 per wire transfer and a $5.00 per investor as one-time accounting fee upon receipt of the funds; (iv) fees for outbound transfer of funds of $15.00 per wire to the company upon a closing; (v) fees for Anti-Money Laundering (AML) verification of $2.00 per domestic investor and $60.00 per international investor; (vi) a fee of $45.00 to conduct bad-actor due diligence for each of the company and its associated persons; and (vii) a fee of $3.00 per investment for electronic signatures. In no event will the foregoing escrow administrative fees exceed $55,900. As partial compensation for serving as escrow agent, Prime Trust, LLC will retain up to $5,000 of interest accrued from funds deposited in the escrow account whether or not the offering closes. In the event more than $5,000 in interest accrues on funds deposited in the escrow account, the excess will be distributed to each subscriber in the same proportion as such subscriber’s investment bears to the gross proceeds of the offering. Prime Trust, LLC is not participating as an underwriter of the offering and will not solicit any investment in the Company, recommend the Company's securities or provide investment advice to any prospective investor, or distribute the offering circular or other offering materials to investors. All inquiries regarding this offering or escrow should be made directly to the Company or the Underwriter.

Engagement Agreement with the Underwriter

We are currently party to an engagement agreement with the Underwriter. The term of the engagement agreement began on [_______,] 2017 and will continue for one year, until [_____] 2018, unless one of the following events occurs prior to [_______], 2018, in which case the engagement agreement would be terminated early:

(i) we and the Underwriter mutually agree to terminate the engagement agreement;

43

(ii) we execute a definitive underwriting or placement agency agreement with the Underwriter; or

(iii) we decide not to proceed with the offering or withdraw any offering statement filed with the SEC.

Offering Expenses. We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photography, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Offered Shares under state securities laws and FINRA clearance (not to exceed $30,000 in the aggregate); and (v) our transportation, accommodation, and other roadshow expenses. To the extent that any of our fees and expenses are paid by the Underwriter with our approval, we will, upon request, reimburse the Underwriter for such fees and expenses.

Reimbursable Expenses in the Event of Termination. In the event the offering does not close or the engagement agreement is terminated for any reason (other than termination due to the Underwriter’s material failure to provide its services), we have agreed to reimburse the Underwriter for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including the Underwriter’s legal fees, up to $[50,000]. However, the amount of reimbursable expenses to be paid to the Underwriter will be reduced by the amount of financial advisory fees we have paid to the Underwriter. For a description of the financial advisory fees, see “Compensation for Advisory Services” above.

Termination Fee. If we terminate the engagement agreement and then consummate a public offering in which the Underwriter does not serve as the Underwriter or placement agent within six months of such termination, then we have agreed to pay the Underwriter a termination fee equal to $50,000. However, the termination fee will be reduced by the amount of reimbursable expenses and financial advisory fees we have paid to the Underwriter. See “Reimbursable Expenses” and “Compensation for Advisory Services” above. The termination fee is not payable in the event we terminate the engagement agreement due to the Underwriter’s material failure to provide the services contemplated by the engagement agreement.

Underwriting Commission. We have agreed that the definitive underwriting agreement will provide for us to pay a commission of [6.0%] of the gross offering proceeds to the Underwriter as compensation immediately upon consummation of the offering.

Underwriter’s Warrants

Upon each closing of this offering, we have agreed to issue Underwriter’s Warrants to the Underwriter to purchase a number of shares of the Common Stock equal to 5.0% of the total shares of the Common Stock sold in such closing. The Underwriter’s Warrants are exercisable commencing on the Qualification Date, and will be exercisable for five years. The Underwriter’s Warrants are not redeemable by us. The exercise price for the Underwriter’s Warrants will be the amount that is 15% greater than the offering price, or $[ ].

44

ARCIMOTO, INC.

Interim Unaudited Financial Statements

YTD June 30, 2016 and 2015

F-1

ARCIMOTO, INC.

See accompanying notes to financial statements.

ARCIMOTO, INC.

BALANCE SHEETS

As of YTD June 30, 2016 and December 31, 2015

(unaudited)

	June 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$478,521	$1,000,665
Accounts receivable	166	8,172
Other current assets	84,904	26,612
Total Current Assets	563,591	1,035,449

Property and Equipment, net	12,665	16,755

Total Assets	$576,256	$1,052,204

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities:
Current Liabilities
Accrued expenses and other liabilities	$123,641	$70,448
Customer deposits	274,528	204,628
Notes payable	250,000	-
Total Current Liabilities	648,169	275,076
Total Liabilities	648,169	275,076

Stockholders' Equity (Deficit):
Series A-1 preferred stock, no par value, 1,500,000 authorized, 1,105,191, and 1,095,991 issued and outstanding as of June 30, 2016 and December 31, 2015, respectively.	3,409,933	3,364,988
Common stock, no par value, 10,000,000 authorized, 4,978,943 issued and outstanding as of June 30, 2016 and December 31, 2015, respectively.	3,804,561	3,804,561
Additional paid-in capital	312,287	288,231
Accumulated deficit	(7,598,694)	(6,680,652)
Total Stockholders' Equity (Deficit)	(71,913)	777,128

Total Liabilities and Stockholders' Equity (Deficit)	$576,256	$1,052,204

See accompanying notes to financial statements.

ARCIMOTO, INC.

STATEMENTS OF OPERATIONS

For the six months ended June 30, 2016 and 2015

(unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015
Grant revenue	$-	$12,244
Operating expenses
Research and development	447,089	188,334
Sales and marketing	272,917	30,720
General and administrative	194,853	97,465
Total operating expenses	914,860	316,520
Loss from operations	(914,860)	(304,275)
Other income and expense
Interest expense	(3,423)	(1,963)
Other income, net	241	16,167
Net loss	$(918,042)	$(290,072)

Weighted-average common shares outstanding
- basic and diluted	4,978,943	4,978,943
Net loss per common share
- basic and diluted	$(0.18)	$(0.06)

See accompanying notes to financial statements.

ARCIMOTO, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the six months ended June 30, 2016 and year ended December 31, 2015

(unaudited)

	Series A-1 Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholder's Equity (Deficit)
Balance at December 31, 2015	1,095,991	$3,364,988	4,978,943	$3,804,561	$288,231	$(6,680,652)	$777,128

Issuance of Series A-1 preferred stock	9,200	44,945	-	-	-	-	44,945
Stock-based compensation	-	-	-	-	24,055	-	24,055
Net loss	-	-	-	-	-	(918,042)	(918,042)
Balance at June 30, 2016	1,105,191	$3,409,933	4,978,943	$3,804,561	$312,287	$(7,598,694)	$(71,914)

See accompanying notes to financial statements.

ARCIMOTO, INC.

STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2016 and 2015

(unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015
OPERATING ACTIVITIES
Net loss	$(918,042)	$(290,072)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	4,090	(12,624)
Gain on the sale of assets	-	(16,000)
Stock based compensation	24,055	-
Changes in operating assets and liabilities:
Accounts receivable	8,006	7,042
Inventory	-	(23,793)
Other current assets	(18,291)	(652)
Accrued expenses and other liabilities	13,193	(20,761)
Customer deposits	69,900	400
Net cash used in operating activities	(817,089)	(356,460)

INVESTING ACTIVITIES
Proceeds from sale of assets	-	16,000
Purchases of property and equipment	-	(8,258)
Net cash used in investing activities	-	7,742

FINANCING ACTIVITIES
Proceeds from sale of series A-1 preferred stock	44,945	1,944,943
Repayment of related party notes	-	(25,000)
Proceeds from notes payable	250,000	-
Repayment of note payable	-	(100,000)
Net cash provided by financing activities	294,945	1,819,943

Net cash increase (decrease) for year	(522,144)	1,471,225

Cash at beginning of year	1,000,665	25,609
Cash at June 30 of year	$478,521	$1,496,834

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$3,423	$2,898
Cash paid during the period for income taxes	$-	$150

See accompanying notes to financial statements.

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the six months ended June 30, 2016 and 2015

(unaudited)

NOTE 1: NATURE OF OPERATIONS

Arcimoto, Inc. (the “Company”) was formed on November 21, 2007, as WTP Incorporated, an Oregon Corporation. On December 29, 2011, the Company filed an Amendment to the Articles of Incorporation changing its name from WTP Incorporated to Arcimoto, Inc., an Oregon Corporation. On December 30, 2011, Arcimoto, Inc. merged with Arcimoto-II, LLC. Arcimoto-II, LLC was formed on December 20, 2007, as Electromotion Design, LLC and subsequently changed its name to Arcimoto, LLC on September 19, 2008, and then to Arcimoto-II, LLC on December 29, 2011. Arcimoto-II, LLC was dissolved upon execution of the merger, leaving Arcimoto, Inc. as the remaining entity. The Company was founded in order to build products that catalyze the shift to a sustainable transportation system. The first step in this shift has been developing an affordable, daily utility, pure electric vehicle. Over the past eight years, the Company has developed a revolutionary new vehicle platform designed around the needs of everyday drivers. Its main product is the SRK, the first real fossil-free alternative for the vast majority of daily trips. Compared to the average car, the SRK has dropped 3/4 of the weight and 2/3 of the footprint in order to bring the joy of affordable, ultra-efficient, pure electric driving to the masses.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, the Company has experienced recurring operating losses and negative operating cash flows since inception.

To date, the Company has not generated revenues from product sales to achieve positive earnings and operating cash flows to enable the Company to finance its operations internally. Funding for the business to date has come primarily through the issuance of equity securities. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

Although the Company's objective is to increase its revenues from the sales of its products within the next few years sufficient to generate positive operating and cash flow levels, there can be no assurance that the Company will be successful in this regard. The Company will also need to continue to raise capital in order to fund its operations, which it intends to obtain through a Regulation A offering. The Company intends to use the proceeds from the Regulation A offering to invest in its business to expand sales and marketing efforts, enhance its current product by continuing research and development to bring the SRK to retail production, to build out a leased 20,000 – 30,000 SQFT production facility, and fund startup operations until positive cash flow is achieved. The next steps on the road to retail product development are: 1) Beta vehicle design, build and test. 2) Production vehicle design, pre-production vehicles built to test retail vehicle production process. 3) Retail vehicle production and delivery to customers. Production is expected to commence in 2018; however, there are no assurances that this schedule will be met. The need for additional capital may be adversely impacted by uncertain market conditions or approval by regulatory bodies. If the Regulation A offering is delayed or unsuccessful, the Company anticipates continuing to fund its operations through the issuance of equity securities, but there can be no assurances that the Company will be successful in this regard.

F-7

ARCIMOTO, INC.
NOTES TO FINANCIAL STATEMENTS
For the six months ended June 30, 2016 and 2015
(unaudited)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared by the Company pursuant to the rules and regulations of the United States Securities Exchange Commission (the “SEC”). Certain information and disclosures normally included in the annual financial statements prepared in accordance with the accounting principles generally accepted in the Unites States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these financial statements have been included. Such adjustments consist of normal recurring adjustments. These interim financial statements should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2015. The results of operations for the six-months ended June 30, 2016 are not necessarily indicative of the results that may be expected for the full year.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has not commenced revenue generating activities.  The Company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with governmental policy decisions. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse developments may also include: economic recessions, trends in car manufacturing, consumer taste, availability of inventory, and changes in government policy related to cars and motorcycles could have a material adverse effect on the Company's financial condition and the results of its operations.

The Company currently has limited sales and marketing and/or distribution capabilities. The Company has limited experience in developing, training or managing a sales force and will incur substantial additional expenses if we decide to market any of our current and future products and services. Developing a marketing and sales force is also time consuming and could delay launch of our future products and services. In addition, the Company will compete with companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against these companies. In addition, the Company has limited capital to devote to sales and marketing.

The Company's industry is characterized by rapid changes in technology and customer demands. As a result, the Company's products and services may quickly become obsolete and unmarketable. The Company's future success will depend on its ability to adapt to technological advances, anticipate customer demands, develop new products and services and enhance our current products and services on a timely and cost-effective basis. Further, the Company's products and services must remain competitive with those of other companies with substantially greater resources. The Company may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products and services or enhanced versions of existing products and services. Also, the Company may not be able to adapt new or enhanced products and services to emerging industry standards, and the Company's new products and services may not be favorably received. In addition, we may not have the capital resources to further the development of existing and/or new ones.

F-8

ARCIMOTO, INC.
NOTES TO FINANCIAL STATEMENTS
For the six months ended June 30, 2016 and 2015
(unaudited)

Revenue Recognition

The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer in accordance with the sales agreement or purchase order, ownership and risk of loss pass to the customer, collectability is reasonably assured, and pricing is fixed or determinable. The Company’s shipping terms are generally F.O.B. shipping point, where title is transferred and revenue is recognized when the products are shipped to customers.

Grant Revenue

In January 2014, the Company was awarded a grant of $126,875 from the Oregon Best Commercialization Program which awarded a sub agreement between the State of Oregon acting by and through the State Board of Higher Education on behalf of Oregon Institute of Technology and Arcimoto Inc. for the purpose of the activities relating to a BEST Commercialization Grant to fund a proposal entitled “Integrated Battery Systems.” Grant award reimbursements were invoiced and recorded as revenue for expenses paid by the Company. Revenue from the grant was recognized in the period during which the conditions under the grant had been met and the Company had made payment for the related expense. Grant revenue of $0 and $12,244 for YTD June 2016 and 2015, respectively, are recorded as income in the accompanying financial statements. Grant revenue makes up 100% of revenue in each period. Management believes the loss of such revenues will not have a material effect on the Company’s operations.

Customer Deposits

Customer deposits are held in a separate deposit account and are not used for operational expenditures. Revenue is not recognized on customer deposits until the vehicle is shipped to the customer.

Advertising Costs

Advertising costs are recorded as an expense in the period in which we incur the costs or the first time the advertising takes place. Advertising costs expensed were $103,994 and $3,368 for the six months ended June 30, 2016 and 2015, respectively.

Research and Development

Expenses relating to research and development are expensed as incurred. For the six months ended June 30, 2016 and 2015, vehicle and battery research and development consisted of $447,089 and $188,334, respectively.

Net Earnings or Loss per Share

The Company’s computation of earnings per share (“EPS”) includes basic and diluted EPS. Basic EPS is measured as the income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., Series A-1 preferred stock, common stock warrants and common stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

F-9

ARCIMOTO, INC.
NOTES TO FINANCIAL STATEMENTS
For the six months ended June 30, 2016 and 2015
(unaudited)

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods. Basic and diluted loss per common share is the same for all periods presented because all series A-1 preferred stock, common stock warrants and common stock options outstanding were anti-dilutive.

At June 30, 2016 and 2015, the Company excluded the outstanding securities summarized below, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of earnings per share, as their effect would have been anti-dilutive.

	June 2016	June 2015
Series A-1 preferred stock (convertible to common stock)	1,105,191	973,930
Warrants (2013) to purchase common stock	490,002	490,002
Stock options (2015) to purchase common stock	133,850	-
Total	1,729,043	1,463,932

Offering Costs

The Company complies with the requirements of FASB ASC 340 with regards to offering costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed. $40,000 and $0 offering costs were capitalized as of June 30, 2016 and December 31, 2015. The Company anticipates significant offering costs in connection with the proposed Regulation A offering discussed in Note 2.

NOTE 4: NOTES PAYABLE

Notes payable as of June 30, 2016 and December 31, 2015 are $250,000 and $0, respectively.

On November 5, 2010, the Company entered into a $100,000 loan agreement with the City of Eugene Business Development Fund. This loan was secured by substantially all assets of the Company. The loan required interest only payments at 4% per annum from the date of disbursement with a final maturity date of May 1, 2015. This loan agreement was paid in full in April 2015.

On December 4, 2015, the Company entered into a $250,000 loan agreement with the City of Eugene Business Development Fund; however, the funds for the loan were not received until April 1, 2016, and accordingly no debt was owed as of December 31, 2015. This loan is secured by substantially all assets of the Company and has an interest rate of 5%. Interest only payments are due monthly from the date of disbursement. The entire unpaid principal balance of the loan, plus accrued interest, shall be due and payable upon the earlier of the issuance of a Regulation A Public Offering (see Note 2), or July 1, 2017.

On January 12, 2012, the Company issued a promissory note in the amount of $13,203 to an Officer and Director of the Company. The note had a stated interest rate of 5%. Interest was to be payable monthly but was accrued through September 27, 2015, when the note was ultimately redeemed. This note was due on demand at any time as requested by the lender and secured by substantially all of the assets of the Company. Through December 2014, cumulative interest expense of $1,856 was accrued. In 2015, additional interest of $564 was accrued. In 2015, this note and total cumulative accrued interest of $2,420 was paid off through a cash payment of $15,623.

F-10

ARCIMOTO, INC.
NOTES TO FINANCIAL STATEMENTS
For the six months ended June 30, 2016 and 2015
(unaudited)

On December 27, 2012, the Company issued a promissory note in the amount of $25,000 to a director of the Company. The note had a stated interest rate of 5%. Interest was to be payable monthly but was accrued through April 14, 2015, when the note was ultimately redeemed. This note was due on demand at any time as requested by the lender and secured by substantially all of the assets of the Company. Through December 2014, cumulative interest expense of $2,538 was accrued. In 2015, additional interest of $360 was accrued. In 2015, this note and total cumulative accrued interest of $2,898 was paid off through a cash payment of $27,898.

On January 29, 2013, the Company issued a promissory note in the amount of $25,000 to a related party. The note had a stated interest rate of 5%. Interest was to be payable monthly but was accrued through August 1, 2015, when the note was ultimately redeemed. This note was due on demand at any time as requested by the lender and secured by substantially all of the assets of the Company. Through December 2014, cumulative interest expense of $2,217 was accrued. In 2015, additional interest of $805 was accrued. In 2015, this note and total cumulative accrued interest of $3,022 was converted into 6,800 shares of Series A-1 Preferred Stock (valued at $28,022). The fair market value of the shares issued upon conversion of the promissory note was based on the active selling price of the Series A-1 Preferred Stock at the time of conversion.

NOTE 5: STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

On December 30, 2013, the Company amended its Certificate of Incorporation to increase its authorized preferred stock from 500,000 to 5,000,000 shares, no par value, of which 1,500,000 shares were designated as Series A-1 Preferred Stock. 1,105,191 and 1,095,991 shares of preferred stock were issued and outstanding as of June 30, 2016 and December 31, 2015, respectively. The preferred stock is convertible at any time after issuance at the option of the holder into shares of common stock at the original issue price of the preferred stock. The preferred stock is also subject to mandatory conversion provisions upon an initial public offering raising $15 million or more and is not redeemable. To prevent dilution, the conversion price of the preferred stock is to be adjusted for any issuance of securities, excluding exempt securities, which change the number of shares of common stock outstanding. The Series A-1 Preferred Stockholders are entitled to equal voting rights to common stockholders on an as-converted basis and receive preference to the common stockholders upon liquidation. During the six months ended June 30, 2016 and 2015, 9,200 and 543,465 shares of Series A-1 Preferred Stock were sold for cash proceeds of $44,945 and $1,944,943, respectively. Of these, 0 and 16,670 shares were sold to related parties for total proceeds of $0 and $54,302, respectively.

F-11

ARCIMOTO, INC.
NOTES TO FINANCIAL STATEMENTS
For the six months ended June 30, 2016 and 2015
(unaudited)

Common Stock

The Company is authorized to issue 10,000,000 shares of common stock, no par value, as of June 30, 2016 and 2015. Common stockholders are entitled to one vote for each share on all matters to be voted on by the stockholders, do not have cumulative voting rights, have no preemptive rights to purchase common stock, no conversion or redemption rights or sinking fund provisions with respect to the common stock, and are entitled to share ratably in dividends. In the event of liquidation, common stockholders are entitled to share pro rata all assets remaining after payment in full of all liabilities and preferences.

The Company has reserved a total of 1,000,000 shares of its common stock pursuant to the Equity Incentive Plans (see Note 6). 627,602 and 490,002 stock options and warrants are outstanding as of June 30, 2016 and 2015, respectively.

Warrants

In 2012 and 2013, the Company issued 490,002 warrants to purchase shares of common stock in conjunction with the Amended and Restated 2012 Employee Stock Benefit Plan. 337,502 of the stock purchase warrants issued expire ten years after their date of issuance, 152,500 of the stock purchase warrants issued expire fifteen years after their date of issuance. The exercise price for 405,002 of the common stock warrants is $1.00 per share and the exercise price for 85,000 of the common stock warrants is $1.875 per share. The number of shares or exercise price will be adjusted in the event of any stock dividend, stock splits or recapitalization of the Company. The fully vested common stock warrants were valued and expensed by the Company at the grant date using the Black-Scholes model.

NOTE 6: SHARE-BASED PAYMENTS

2015 Stock Incentive Plan

The 2015 Stock Incentive Plan (the "2015 Plan") of the Company was approved by the written consent of the holders of a majority of the Company's outstanding common stock. The Plan provides the Company the ability to grant to any employee, director, consultant or advisor who provides services to the Company the opportunity to acquire shares of Common Stock of the Company through the grant of options that are incentive stock options or nonqualified stock options (NQSOs) and/or the grant of restricted stock, provided that only employees are entitled to receive incentive stock options in accordance with IRS guidelines. The Company reserved 500,000 shares of common stock for delivery under the Plan as of May 8, 2015. Employee stock options expire ten years from the grant date. Awards that are forfeited generally become available for grant under the plan. Pursuant to the Stock Incentive Plan the Compensation Committee of the Company's Board of Directors authorized the grant of 112,500 employee incentive stock options on October 2, 2015. Of these 3,750 employee stock options expired or were forfeited during the first half of 2016.

F-12

ARCIMOTO, INC.
NOTES TO FINANCIAL STATEMENTS
For the six months ended June 30, 2016 and 2015
(unaudited)

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company used the Black-Scholes option pricing model to value its stock option awards.

Employee Stock-based compensation expense related to stock options included in general and administrative expenses for the six months ended June 30, 2016 and 2015 was $24,055 and $0, respectively.

During the six months ended June 30, 2016, 3,750 stock options issued to employees were forfeited as a result of employee terminations, and none were vested.

As of June 30, 2016, 366,150 options are still issuable under the 2015 Plan.

2012 Employee Stock Benefit Plan

The Amended and Restated 2012 Employee Stock Benefit Plan (the "2012 Plan") of the Company was approved by the written consent of the holders of a majority of the Company's outstanding common stock. The Plan provides the Company the ability to grant to any officer, director, or employee of the Company, or any Consultant, advisor or independent contractor who provides services to the Company, the opportunity to acquire shares of Common Stock of the Company through the grant of warrants and/or the grant of common stock. The Company reserved 500,000 shares of common stock for delivery under the Plan as of March 29, 2013. Warrants issued and outstanding as of June 30, 2016 and December 31, 2015 are 490,002. Warrants expire ten to fifteen years from the grant date and were vested when issued.

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock warrants, the expected life of the warrant, and expected stock price volatility. The Company used the Black-Scholes option pricing model to value its stock warrant awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The expected life of a stock warrant is the contractual maturity since they were vested when issued. For stock price volatility, the Company uses historical private placements as a basis for its expected volatility to calculate the fair value of warrant grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the warrant at the grant-date. All employee compensation for the warrant plan was recognized in 2012 and 2013.

NOTE 7: CUSTOMER DEPOSITS

The Company has received customer deposits ranging from $100 to $10,100 per order for retail production vehicles and $42,000 per order for signature series vehicles for purposes of securing their vehicle production slot. As of June 30, 2016 and December 31, 2015, the Company received refundable deposits of $274,528 and $204,628, respectively, which are refundable upon demand. Refundable deposits are included in current liabilities in the accompanying balance sheets. Production of retail vehicles is expected to begin in the first half of 2018; production of signature series vehicles is expected to begin in the first half of 2017. When a customer's order is ready to enter the production process the customer is notified that if they would like to proceed with the purchase of a vehicle, their deposit will no longer be refundable and any additional deposit required must be paid prior to the start of the manufacturing process.  If the customer elects to proceed with their order, their deposit is used to purchase the inventory needed to manufacture the vehicle. Customer deposits from related parties include $1,000 from Lynn Frohnmayer (family relation) on September 23, 2009, $500 and $42,000 from Mark Frohnmayer (officer and director) on September 24, 2009 and August 15, 2016 respectively, $100 from Jefferson Curl (director) on August 12, 2011, and $100 from Douglas Campoli (officer) on March 28, 2016.

F-13

ARCIMOTO, INC.
NOTES TO FINANCIAL STATEMENTS
For the six months ended June 30, 2016 and 2015
(unaudited)

NOTE 8: COMMITMENTS AND CONTINGENCIES

The land lord for the Company’s office lease, Center Camp, LLC, has a related party, Mark Frohnmayer (officer and director) as the sole member of Center Camp, LLC. The Triple Net Lease is for 5,094 usable square feet of 544 Blair Boulevard, Eugene, Oregon. The lease began on May 1, 2013 and will terminate on April 30, 2018. Lease may be terminated by written notification (90) days in advance of intent to vacate the Premises, provided that the Tenant pays a termination charge equal to 6 months’ rent. Termination must occur at the end of the calendar month. The Company has two, five year options to renew the lease. Base rental rate is $3,500 per month during years 1-2, $4,400 per month during years 3-4, and $5,450 per month during year 5.

On July 13, 2015, Arcimoto, Inc. entered into a lease on a 600 square feet of commercial retail space located at 543 Blair Boulevard, Eugene, Oregon. The lease can be terminated at any time with (30) days prior written notice of termination. The monthly rent is $600 per month.

Total rent expense for the six months ended June 30, 2016 and 2015 was $29,670 and $22,800, respectively.

NOTE 9: SUBSEQUENT EVENTS

Subsequent to June 30, 2016, 169,600 shares of A-1 Preferred Stock have been issued at $5.00 per share, 20,000 of which were issued to related parties:

On August 11, 2016, Arcimoto, Inc. entered into a legal settlement with a former employee. The settlement requires a total payment of $20,000 payable in two installments: $10,000 upon signing and $10,000 in six months on February 11, 2017.

On August 24, 2016, Arcimoto, Inc. entered into a sublease on a 600 square feet of commercial industrial manufacturing space located at 2084 Roosevelt Blvd, Suite B, Eugene, Oregon. The sublessor, Roderick Bautista, is a related party employed by Arcimoto, Inc. as an R&D Fabricator. The space will be used to manufacture the roll cages for the Signature Series vehicles. The lease terminates on March 31, 2017. The monthly rent is $300 per month.

On October 13, 2016, the Company issued a convertible note in the amount of $250,000. The note and all accrued interest is due on March 31, 2018. This note is secured and has a stated interest rate of 6%. In 2016, interest expense of $3,306 was accrued. The note is convertible on demand at the greater of $5.00 per share or 90% of the active selling price of the Series A-1 Preferred Stock at the time of conversion.

On November 16, 2016, the Company issued a convertible note to a related party in the amount of $50,000. The note and all accrued interest is due on March 31, 2018. This note is secured and has a stated interest rate of 6%. In 2016, interest expense of $384 was accrued. The note is convertible on demand at the greater of $5.00 per share or 90% of the active selling price of the Series A-1 Preferred Stock at the time of conversion.

F-14

ARCIMOTO, INC.
NOTES TO FINANCIAL STATEMENTS
For the six months ended June 30, 2016 and 2015
(unaudited)

On December 27, 2016, the Company issued a convertible note in the amount of $25,000. The note and all accrued interest is due on March 31, 2018. This note is secured and has a stated interest rate of 6%. In 2016, interest expense of $17 was accrued. The note is convertible on demand at the greater of $5.00 per share or 90% of the active selling price of the Series A-1 Preferred Stock at the time of conversion.

On January 13, 17, and February 1, 2017, the Company issued convertible notes to a related party in the total amount of $100,000. The notes, and all accrued interest is due on March 31, 2018. The notes are secured and have a stated interest rate of 6%. The notes are convertible on demand at the greater of $5.00 per share or 90% of the active selling price of the Series A-1 Preferred Stock at the time of conversion.

On January and March 17, 2017, the Company issued convertible notes in the total amount of $100,000. The notes, and all accrued interest is due on March 31, 2018. The notes are secured and had a stated interest rate of 6%. The notes are convertible on demand at the greater of $5.00 per share or 90% of the active selling price of the Series A-1 Preferred Stock at the time of conversion.

On March 1, 2017, an additional 237,500 incentive stock options were issued to employees at an option price of $5.00 per share and with a ten-year life.

Arcimoto is currently searching for a new leased location that would replace the three locations currently leased. On March 16, 2017, Arcimoto entered into a non-binding letter of intent (LOI) to lease warehouse H located at 2nd and Garfield in Eugene, Oregon, owned by Giustina Land & Timber Co (Landlord). The LOI proposes a thirty-six (36) month term plus an option to renew for two additional sixty (60) month terms, for 22,500 square feet of warehouse space, including shared access to adjacent parking lots at an initial rent of $13,000 per month + NNN. Landlord will build-to-suit, including electrical runs, approximately 5,000 square feet of office space with HVAC, four accessible restrooms, and machine shop. Landlord and Tenant acknowledge that this proposal is not a lease, and that it is intended as the basis for the preparation of a lease. The lease shall be subject to Landlord and Tenant's approval, and only a fully executed lease shall constitute a lease for the premises. The terms of this proposal are non-binding. On March 22, 2017, 30,000 SQFT located at 2034 West Second Avenue, Eugene, OR 97402, was identified as a potential site at a rental rate of $12,500 per month. The company is currently exploring both of these locations.

Management has evaluated subsequent events through March 27, 2017, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

ARCIMOTO, INC.

Financial Statements and Independent Auditors’ Report

December 31, 2015 and 2014

ARCIMOTO, INC.

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
of Arcimoto, Inc.

We have audited the accompanying financial statements of Arcimoto, Inc. (an Oregon corporation), which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arcimoto, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Explanatory Paragraph

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has not yet earned revenues from its intended operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/dbbmckennon

Newport Beach, California

August 26, 2016

ARCIMOTO, INC.

BALANCE SHEETS

As of December 31, 2015 and 2014

	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$1,000,665	$25,609
Accounts receivable	8,172	14,728
Other current assets	26,612	-
Total Current Assets	1,035,449	40,337

Property and Equipment, net	16,755	2,019

Total Assets	$1,052,204	$42,356

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities:
Current Liabilities
Accrued expenses and other liabilities	$70,448	$71,751
Customer deposits	204,628	186,124
Notes payable	-	100,000
Related party notes payable	-	38,203
Total Current Liabilities	275,076	396,078
Long Term Notes payable to related party	-	25,000
Total Liabilities	275,076	421,078

Stockholders' Equity (Deficit):
Series A-1 preferred stock, no par value, 1,500,000 authorized, 1,095,991 and 430,465 issued and outstanding as of December 31, 2015 and 2014, respectively.	3,364,988	917,023
Common stock, no par value, 10,000,000 authorized, 4,978,943 issued and outstanding as of December 31, 2015 and 2014, respectively.	3,804,561	3,804,561
Additional paid-in capital	288,231	231,054
Accumulated deficit	(6,680,652)	(5,331,360)
Total Stockholders' Equity (Deficit)	777,128	(378,722)

Total Liabilities and Stockholders' Equity (Deficit)	$1,052,204	$42,356

See accompanying notes to financial statements.

ARCIMOTO, INC.

STATEMENTS OF OPERATIONS

For the years ended December 31, 2015 and 2014

	2015	2014

Grant revenue	$12,244	$60,211

Operating expenses
Research and development	845,419	491,334
Sales and marketing	165,190	30,710
General and administrative	364,538	211,615
Total operating expenses	1,375,147	733,659

Loss from operations	(1,362,903)	(673,448)

Other income and expense
Interest expense	(3,331)	(7,885)
Other income, net	16,942	400

Net loss	$(1,349,292)	$(680,933)

Weighted-average common shares outstanding
- basic and diluted	4,978,943	4,978,943
Net loss per common share
- basic and diluted	$(0.27)	$(0.14)

See accompanying notes to financial statements.

ARCIMOTO, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the years ended December 31, 2015 and 2014

	Series A-1 Preferred Stock		Common Stock				Total
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Stockholder's Equity (Deficit)
Balance at December 31, 2013	313,179	$600,001	4,978,943	$3,804,561	$231,054	$(4,650,427)	$(14,811)

Conversion of notes to A-1 preferred stock	19,242	52,011	-	-	-	-	52,011
Issuance of Series A-1 preferred stock	98,044	265,011	-	-	-	-	265,011
Net loss	-	-	-	-	-	(680,933)	(680,933)
Balance at December 31, 2014	430,465	917,023	4,978,943	3,804,561	231,054	(5,331,360)	(378,722)

Conversion of notes to A-1 preferred stock	6,800	28,022	-	-	-	-	28,022
Issuance of Series A-1 preferred stock	658,726	2,419,943	-	-	-	-	2,419,943
Stock-based compensation	-	-	-	-	57,177	-	57,177
Net loss	-	-	-	-	-	(1,349,292)	(1,349,292)
Balance at December 31, 2015	1,095,991	$3,364,988	4,978,943	$3,804,561	$288,231	$(6,680,652)	$777,128

See accompanying notes to financial statements.

ARCIMOTO, INC.

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2015 and 2014

	2015	2014
OPERATING ACTIVITIES
Net loss	$(1,349,292)	$(680,933)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,756	27,575
Gain on the sale of assets	(16,000)	(400)
Stock based compensation	57,177	-
Changes in operating assets and liabilities:
Accounts receivable	6,555	(13,984)
Other current assets	(26,612)	762
Accrued expenses and other liabilities	1,719	4,623
Customer deposits	18,504	800
Net cash used in operating activities	(1,302,193)	(661,557)

INVESTING ACTIVITIES
Proceeds from sale of assets	16,000	400
Purchases of property and equipment	(20,491)	(21,091)
Net cash used in investing activities	(4,491)	(20,691)

FINANCING ACTIVITIES
Proceeds from sale of series A-1 preferred stock	2,419,943	265,011
Proceeds from related party notes	-	50,000
Repayment of related party notes	(38,203)	-
Repayment of note payable	(100,000)	-
Net cash provided by financing activities	2,281,740	315,011

Net cash increase (decrease) for year	975,056	(367,237)

Cash at beginning of year	25,609	392,846
Cash at end of year	$1,000,665	$25,609

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$6,921	$4,000
Cash paid during the year for income taxes	$150	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Notes payable to related parties and accrued interest converted to series A-1 preferred stock	$28,022	$52,011

See accompanying notes to financial statements.

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

NOTE 1: NATURE OF OPERATIONS

Arcimoto, Inc. (the “Company”) was formed on November 21, 2007, as WTP Incorporated, an Oregon Corporation. On December 29, 2011, the Company filed an Amendment to the Articles of Incorporation changing its name from WTP Incorporated to Arcimoto, Inc., an Oregon Corporation. On December 30, 2011, Arcimoto, Inc. merged with Arcimoto-II, LLC. Arcimoto-II, LLC was formed on December 20, 2007, as Electromotion Design, LLC and subsequently changed its name to Arcimoto, LLC on September 19, 2008, and then to Arcimoto-II, LLC on December 29, 2011. Arcimoto-II, LLC was dissolved upon execution of the merger, leaving Arcimoto, Inc. as the remaining entity. The Company was founded in order to build products that catalyze the shift to a sustainable transportation system. The first step in this shift has been developing an affordable, daily utility, pure electric vehicle. Over the past eight years, the Company has developed a revolutionary new vehicle platform designed around the needs of everyday drivers. Its main product is the SRK, the first real fossil-free alternative for the vast majority of daily trips. Compared to the average car, the SRK has dropped 3/4 of the weight and 2/3 of the footprint in order to bring the joy of affordable, ultra-efficient, pure electric driving to the masses.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, the Company has experienced recurring operating losses and negative operating cash flows since inception.

To date, the Company has not generated revenues from product sales to achieve positive earnings and operating cash flows to enable the Company to finance its operations internally. Funding for the business to date has come primarily through the issuance of equity securities. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

Although the Company's objective is to increase its revenues from the sales of its products within the next few years sufficient to generate positive operating and cash flow levels, there can be no assurance that the Company will be successful in this regard. The Company will also need to continue to raise capital in order to fund its operations, which it intends to obtain through a Regulation A offering. The Company intends to use the proceeds from the Regulation A offering to invest in its business to expand sales and marketing efforts, enhance its current product by continuing research and development to bring the SRK to retail production, to build out a leased 50,000 SQFT production facility, and fund startup operations until positive cash flow is achieved. The next steps on the road to retail product development are: 1) Beta vehicle design, build and test. 2) Production vehicle design, pre-production vehicles built to test retail vehicle production process. 3) Retail vehicle production and delivery to customers. Production is expected to commence in 2017; however, there are no assurances that this schedule will be met. The need for additional capital may be adversely impacted by uncertain market conditions or approval by regulatory bodies. If the Regulation A offering is delayed or unsuccessful, the Company anticipates continuing to fund its operations through the issuance of equity securities, but there can be no assurances that the Company will be successful in this regard.

F-24

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The financial statements are presented using the accrual basis of accounting. The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has not commenced revenue generating activities.  The Company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with governmental policy decisions. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse developments may also include: economic recessions, trends in car manufacturing, consumer taste, availability of inventory, and changes in government policy related to cars and motorcycles could have a material adverse effect on the Company's financial condition and the results of its operations.

The Company currently has limited sales and marketing and/or distribution capabilities. The Company has limited experience in developing, training or managing a sales force and will incur substantial additional expenses if we decide to market any of our current and future products and services. Developing a marketing and sales force is also time consuming and could delay launch of our future products and services. In addition, the Company will compete with companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against these companies. In addition, the Company has limited capital to devote to sales and marketing.

The Company's industry is characterized by rapid changes in technology and customer demands. As a result, the Company's products and services may quickly become obsolete and unmarketable. The Company's future success will depend on its ability to adapt to technological advances, anticipate customer demands, develop new products and services and enhance our current products and services on a timely and cost-effective basis. Further, the Company's products and services must remain competitive with those of other companies with substantially greater resources. The Company may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products and services or enhanced versions of existing products and services. Also, the Company may not be able to adapt new or enhanced products and services to emerging industry standards, and the Company's new products and services may not be favorably received. In addition, we may not have the capital resources to further the development of existing and/or new ones.

F-25

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

Revenue Recognition

The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer in accordance with the sales agreement or purchase order, ownership and risk of loss pass to the customer, collectability is reasonably assured, and pricing is fixed or determinable. The Company’s shipping terms are generally F.O.B. shipping point, where title is transferred and revenue is recognized when the products are shipped to customers.

Grant Revenue

In January 2014, the Company was awarded a grant of $126,875 from the Oregon Best Commercialization Program which awarded a sub agreement between the State of Oregon acting by and through the State Board of Higher Education on behalf of Oregon Institute of Technology and Arcimoto Inc. for the purpose of the activities relating to a BEST Commercialization Grant to fund a proposal entitled “Integrated Battery Systems.” Grant award reimbursements were invoiced and recorded as revenue for expenses paid by the Company. Revenue from the grant was recognized in the period during which the conditions under the grant had been met and the Company had made payment for the related expense. Grant revenue of $12,244 and $60,211 for 2015 and 2014, respectively, are recorded as income in the accompanying financial statements. Grant revenue makes up 100% of revenue in each year. Management believes the loss of such revenues will not have a material effect on the Company’s operations.

Customer Deposits

Customer deposits are held in a separate deposit account and are not used for operational expenditures. Revenue is not recognized on customer deposits until the vehicle is shipped to the customer.

Cash and Cash Equivalents

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of December 31, 2015 and 2014, the Company’s cash and cash equivalents were deposited in one financial institution, which at times, exceed the federally insured limits.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.

F-26

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

The estimated useful lives for significant property and equipment categories are as follows:

Computer Equipment & Software	1 – 3 years
Furniture and Fixtures	2 – 7 years
Machinery and Equipment	5 – 10 years
Leasehold Improvements	Shorter of useful of lease life

Depreciation for the years ended December 31, 2015 and 2014 was $5,756 and $27,575, respectively. Accumulated depreciation as of December 31, 2015 and 2014 was $68,141 and $83,590, respectively.

Fair Value Measurements

The Company’s financial instruments consist primarily of cash and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows. The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

• Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

• Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly including inputs in markets that are not considered to be active

• Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement

Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The carrying amounts reported in the accompanying financial statements for current assets and current liabilities approximate the fair value because of the immediate or short term maturities of the financial instruments. As of December 31, 2015 and 2014, the Company did not have any level 2 or level 3 instruments.

F-27

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation. Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options and common warrants. Stock-based awards issued to date are comprised of employee stock options and common warrants.

The Company measures compensation expense for its non-employee stock-based compensation under FASB ASC 505-50, Equity-Based Payments to Non-Employees. The fair value of the option issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to stock-based compensation expense and credited to additional paid-in capital.

Advertising Costs

Advertising costs are recorded as an expense in the period in which we incur the costs or the first time the advertising takes place. Advertising costs expensed were $23,244 and $2,930 for the years ended December 31, 2015 and 2014, respectively.

Research and Development

Expenses relating to research and development are expensed as incurred. For the years ended December 31, 2015 and 2014, vehicle and battery research and development consisted of $845,419 and $491,334, respectively.

Income Taxes

The Company accounts for income taxes under an asset and liability approach for financial accounting and reporting for income taxes. Accordingly, the Company recognizes deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities.

The Company records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. In the event the Company was to determine that it would be able to realize its deferred tax assets in the future in excess of its recorded amount, an adjustment to the deferred tax assets would be credited to operations in the period such determination was made. Likewise, should the Company determine that it would not be able to realize all or part of its deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to operations in the period such determination was made. The Company has incurred losses for tax purposes since inception and has significant tax losses and tax credit carry forwards. These amounts are subject to valuation allowances as it is not likely that they will be realized in the next few years.

F-28

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

Net Earnings or Loss per Share

The Company’s computation of earnings per share (“EPS”) includes basic and diluted EPS. Basic EPS is measured as the income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., Series A-1 preferred stock, common stock warrants and common stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods. Basic and diluted loss per common share is the same for all periods presented because all series A-1 preferred stock, common stock warrants and common stock options outstanding were anti-dilutive.

At December 31, 2015 and 2014, the Company excluded the outstanding securities summarized below, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of earnings per share, as their effect would have been anti-dilutive.

	2015	2014
Series A-1 preferred stock (convertible to common stock)	1,095,991	430,465
Warrants (2013) to purchase common stock	490,002	490,002
Stock options (2015) to purchase common stock	137,600	-
Total	1,723,593	920,467

Offering Costs

The Company complies with the requirements of FASB ASC 340 with regards to offering costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed. No offering costs were capitalized as of December 31, 2015 or 2014. The Company anticipates significant offering costs in connection with the proposed Regulation A offering discussed in Note 2.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction and industry-specific revenue recognition guidance under current GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. ASU 2014-09 also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. Based on the FASB’s Exposure Draft Update issued on April 29, 2015, and approved in July 2015, Revenue from Contracts With Customers (Topic 606): Deferral of the Effective Date, ASU 2014-09 is now effective for reporting periods beginning after December 15, 2017, with early adoption permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is evaluating ASU 2014-9, and has not yet determined its impact to the Company’s financial statements, nor decided the transition approach it will take.

F-29

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

In June 2014, the FASB issued Accounting Standards Update (ASU) 2014-10 which eliminated the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. Early application is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued. Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted the new standard for all periods reflected in these financial statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15 (ASU 2014-15), Presentation of Financial Statements – Going Concern (Subtopic 205-10). ASU 2014-15 provides guidance as to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The adoption of ASU 2014-15 is not expected to have any impact on the Company’s financial statement presentation and disclosures.

In November 2015, the FASB issued Accounting Standards Update No. 2015-17 (ASU 2015-17), Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. ASU 2015-17 requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted as of the beginning of an interim or annual reporting period. The adoption of ASU 2015-17 is not expected to have any impact on Company’s financial statement presentation or disclosures.

F-30

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update No. 2016-02 regarding leases. The new standard requires lessee recognition on the balance sheet of a right-of-use asset and a lease liability, initially measured at the present value of the lease payments. It further requires recognition in the income statement of a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis. Finally, it requires classification of all cash payments within operating activities in the statement of cash flows. It is effective for fiscal years commencing after December 15, 2018 and early adoption is permitted. Management has not yet evaluated the impact of the adoption of ASU 2016-02 on the Company’s financial statement presentation or disclosures.

Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

NOTE 4: NOTES PAYABLE

Notes payable as of December 31, 2015 and 2014 are as follows:

	Principal		Accrued Interest
	2015	2014	2015	2014
Business Development Loan	$-	$100,000	$-	$-
Notes Payable to Related Parties	-	63,203	-	6,611
	$-	$163,203	$-	$6,611

On November 5, 2010, the Company entered into a $100,000 loan agreement with the City of Eugene Business Development Fund. This loan was secured by substantially all assets of the Company. The loan required interest only payments at 4% per annum from the date of disbursement with a final maturity date of May 1, 2015. This loan agreement was paid in full in April 2015.

On April 28, 2014, the Company issued a promissory note to a related party in the amount of $50,000. The note and all accrued interest was due on demand after five years subsequent to the execution date of the note. This note was unsecured and had a stated interest rate of 5%. In 2014, interest expense of $2,011 was accrued. On December 31, 2014, this note and total cumulative accrued interest of $2,011 was converted into 19,242 shares of Series A-1 Preferred Stock (valued at $52,011). The fair market value of the shares issued upon conversion of the promissory note was based on the active selling price of the Series A-1 Preferred Stock at the time of conversion.

On January 12, 2012, the Company issued a promissory note in the amount of $13,203 to an Officer and Director of the Company. The note had a stated interest rate of 5%. Interest was to be payable monthly but was accrued through September 27, 2015, when the note was ultimately redeemed. This note was due on demand at any time as requested by the lender and secured by substantially all of the assets of the Company. Through December 2014, cumulative interest expense of $1,856 was accrued. In 2015, additional interest of $564 was accrued. In 2015, this note and total cumulative accrued interest of $2,420 was paid off through a cash payment of $15,623.

F-31

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

On December 27, 2012, the Company issued a promissory note in the amount of $25,000 to a director of the Company. The note had a stated interest rate of 5%. Interest was to be payable monthly but was accrued through April 14, 2015, when the note was ultimately redeemed. This note was due on demand at any time as requested by the lender and secured by substantially all of the assets of the Company. Through December 2014, cumulative interest expense of $2,538 was accrued. In 2015, additional interest of $360 was accrued. In 2015, this note and total cumulative accrued interest of $2,898 was paid off through a cash payment of $27,898.

On January 29, 2013, the Company issued a promissory note in the amount of $25,000 to a related party. The note had a stated interest rate of 5%. Interest was to be payable monthly but was accrued through August 1, 2015, when the note was ultimately redeemed. This note was due on demand at any time as requested by the lender and secured by substantially all of the assets of the Company. Through December 2014, cumulative interest expense of $2,217 was accrued. In 2015, additional interest of $805 was accrued. In 2015, this note and total cumulative accrued interest of $3,022 was converted into 6,800 shares of Series A-1 Preferred Stock (valued at $28,022). The fair market value of the shares issued upon conversion of the promissory note was based on the active selling price of the Series A-1 Preferred Stock at the time of conversion.

NOTE 5: STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

On December 30, 2013, the Company amended its Certificate of Incorporation to increase its authorized preferred stock from 500,000 to 5,000,000 shares, no par value, of which 1,500,000 shares were designated as Series A-1 Preferred Stock. 1,095,991 and 430,465 shares of preferred stock were issued and outstanding as of December 31, 2015 and 2014, respectively. The preferred stock is convertible at any time after issuance at the option of the holder into shares of common stock at the original issue price of the preferred stock. The preferred stock is also subject to mandatory conversion provisions upon an initial public offering raising $15 million or more and is not redeemable. To prevent dilution, the conversion price of the preferred stock is to be adjusted for any issuance of securities, excluding exempt securities, which change the number of shares of common stock outstanding. The Series A-1 Preferred Stockholders are entitled to equal voting rights to common stockholders on an as-converted basis and receive preference to the common stockholders upon liquidation. During the years ended December 31, 2015 and 2014, 658,726 and 98,044 shares of Series A-1 Preferred Stock were sold for cash proceeds of $2,419,943 and $265,011, respectively. Of these, 560,898 and 46,249 shares were sold to related parties for total proceeds of $2,054,304 and $125,011, respectively. In addition, 6,800 and 19,242 shares of Series A Preferred Stock were issued during the years ended December 31, 2015 and 2014, respectively, for the conversion of notes payable and accrued interest as discussed in Note 4.

F-32

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

Common Stock

The Company is authorized to issue 10,000,000 shares of common stock, no par value, as of December 31, 2015 and 2014. Common stockholders are entitled to one vote for each share on all matters to be voted on by the stockholders, do not have cumulative voting rights, have no preemptive rights to purchase common stock, no conversion or redemption rights or sinking fund provisions with respect to the common stock, and are entitled to share ratably in dividends. In the event of liquidation, common stockholders are entitled to share pro rata all assets remaining after payment in full of all liabilities and preferences.

The Company has reserved a total of 1,000,000 shares of its common stock pursuant to the Equity Incentive Plans (see Note 6). 627,602 and 490,002 stock options and warrants are outstanding as of December 31, 2015 and 2014, respectively.

Warrants

In 2012 and 2013, the Company issued 490,002 warrants to purchase shares of common stock in conjunction with the Amended and Restated 2012 Employee Stock Benefit Plan. 337,502 of the stock purchase warrants issued expire ten years after their date of issuance, 152,500 of the stock purchase warrants issued expire fifteen years after their date of issuance. The exercise price for 405,002 of the common stock warrants is $1.00 per share and the exercise price for 85,000 of the common stock warrants is $1.875 per share. The number of shares or exercise price will be adjusted in the event of any stock dividend, stock splits or recapitalization of the Company. The fully vested common stock warrants were valued and expensed by the Company at the grant date using the Black-Scholes model.

NOTE 6: SHARE-BASED PAYMENTS

2015 Stock Incentive Plan

The 2015 Stock Incentive Plan (the "2015 Plan") of the Company was approved by the written consent of the holders of a majority of the Company's outstanding common stock. The Plan provides the Company the ability to grant to any employee, director, consultant or advisor who provides services to the Company the opportunity to acquire shares of Common Stock of the Company through the grant of options that are incentive stock options or nonqualified stock options (NQSOs) and/or the grant of restricted stock, provided that only employees are entitled to receive incentive stock options in accordance with IRS guidelines. The Company reserved 500,000 shares of common stock for delivery under the Plan as of May 8, 2015. Employee stock options expire ten years from the grant date. Awards that are forfeited generally become available for grant under the plan. Pursuant to the Stock Incentive Plan the Compensation Committee of the Company's Board of Directors authorized the grant of 112,500 employee incentive stock options on October 2, 2015.

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award.

F-33

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards. See below for the weighted average variables used in assessing the fair value during the year ended December 31, 2015:

December 31,
2015
Annual dividend yield	-
Expected life (years)	6.73
Risk-free interest rate	1.56%
Expected volatility	30.61%

The expected life of employee stock options was estimated using the “simplified method,” as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The expected life of NQSOs is the contractual maturity since they are vested when issued. For stock price volatility, the Company uses historical private placements as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.

The estimation of the number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts are recognized as an adjustment in the period in which estimates are revised.

The total grant date fair value of employee incentive stock options issued during the years ended December 31, 2015 and 2014 was $150,320 and $0, respectively. Employee Stock-based compensation expense related to stock options included in general and administrative expenses for the years ended December 31, 2015 and 2014 was $12,344 and $0, respectively.

As of December 31, 2015, no stock options issued to employees were forfeited as a result of employee terminations, and none were vested.

On October 2, 2015, the board of directors of the Company granted non-qualified stock options NQSOs for a total of 20,500 shares, with an exercise price of $4.121 per share, to certain independent contractors of Arcimoto, Inc. All of the options were vested when issued. Effective October 22, 2015, the board of directors granted NQSOs for a total of 4,600 shares, with an exercise price of $4.121 per share, to certain advisors of Arcimoto, Inc. All of the options were vested when issued.

F-34

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

Grants to non-employees are expensed at the earlier of (i) the date at which a commitment for performance by the counterparty to earn the equity instrument is reached and (ii) the date at which the counterparty’s performance is complete. For the NQSOs issued in 2015, performance was completed on the date of issue. The fair value of Non-employee awards were $44,833 and $0, respectively, for the years ended December 31, 2015 and 2014, which is included in general and administrative expenses in the accompanying statements of operations.

Total compensation cost related to non-vested awards not yet recognized as of December 31, 2015 was $137,976 and will be recognized on a straight line basis through the end of the vesting period, October 2, 2018. Future stock option compensation expense related to these options to be recognized during the years ending December 31, 2016, 2017, and 2018 is $50,357, $50,357, and $37,262, respectively. The amount of future stock option compensation expense could be affected by any future option grants or by any option holders leaving the Company before their grants are fully vested.

A summary of stock option activity for the years ended December 31, 2015 and 2014 is presented below:

Weighted
Average
		Weighted	Remaining
		Average	Contractual
	Number of	Exercise	Life
	Shares	Price	(in Years)
Options outstanding at December 31, 2014	-	$-	-
Granted	137,600	4.121	9.76
Exercised	-	-	-
Forfeited or expired	-	-	-
Options outstanding at December 31, 2015	137,600	$4.121	9.76

Options exercisable at December 31, 2015	25,100	$4.121	9.77

As of December 31, 2015, 362,400 options are still issuable under the 2015 Plan.

2012 Employee Stock Benefit Plan

The Amended and Restated 2012 Employee Stock Benefit Plan (the "2012 Plan") of the Company was approved by the written consent of the holders of a majority of the Company's outstanding common stock. The Plan provides the Company the ability to grant to any officer, director, or employee of the Company, or any Consultant, advisor or independent contractor who provides services to the Company, the opportunity to acquire shares of Common Stock of the Company through the grant of warrants and/or the grant of common stock. The Company reserved 500,000 shares of common stock for delivery under the Plan as of March 29, 2013. Warrants issued and outstanding as of December 31, 2015 and 2014 are 490,002. Warrants expire ten to fifteen years from the grant date and were vested when issued.

F-35

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock warrants, the expected life of the warrant, and expected stock price volatility. The Company used the Black-Scholes option pricing model to value its stock warrant awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The expected life of a stock warrant is the contractual maturity since they were vested when issued. For stock price volatility, the Company uses historical private placements as a basis for its expected volatility to calculate the fair value of warrant grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the warrant at the grant-date. All employee compensation for the warrant plan was recognized in 2012 and 2013.

A summary of warrants activity for the years ended December 31, 2015 and 2014 is presented below:

Weighted
Average
		Weighted	Remaining
		Average	Contractual
	Number of	Exercise	Life
	Shares	Price	(in Years)
Warrants outstanding at December 31, 2013	490,002	$1.152	10.36
Granted	-	-	-
Exercised	-	-	-
Forfeited or expired	-	-	-
Warrants outstanding at December 31, 2014	490,002	$1.152	9.36
Granted	-	-	-
Exercised	-	-	-
Forfeited or expired	-	-	-
Warrants outstanding at December 31, 2015	490,002	$1.152	8.36

F-36

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

NOTE 7: INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets as of December 31, 2015 and 2014 are summarized below:

	2015	2014
Deferred tax assets:
Share-based compensation expense	$23,190	$-
Net operating loss carry forward	1,378,425	824,068
Other	-	5,761
Deferred tax liabilities:
Property and equipment	(14,004)	(21,128)
Federal R&D credit	124,631	77,454
Oregon R&D credit	53,286	25,569
Total deferred tax asset	1,565,528	911,724
Valuation allowance	(1,565,528)	(911,724)
Net deferred tax asset	$-	$-

In assessing the potential realization of these deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during the periods in which those temporary differences become deductible. As of December 31, 2015 and 2014, management was unable to determine if it is more likely than not that the Company’s deferred tax assets will be realized, and has therefore recorded an appropriate valuation allowance against deferred tax assets at such dates. The valuation allowance for deferred tax assets increased approximately $654,000 and $298,000 during the years ended December 31, 2015 and 2014, respectively.

No federal tax provision has been provided for the years ended December 31, 2015 and 2014 due to the losses incurred during such periods. The Company’s effective tax rate is different from the federal statutory rate of 34% due primarily to operating losses that receive no tax benefit as a result of a valuation allowance recorded for such losses.

	2015	2014
Statutory U.S. Federal tax rate	34.0%	34.0%
State and local income taxes – net of Federal benefit	6.6%	6.6%
Nondeductible expenses and other	7.6%	3.2%
Valuation Allowance	-48.2%	-43.8%
Effective rate tax	0.0%	0.0%

F-37

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

As of December 31, 2015, the Company had net operating loss carry forwards of $3,395,136 which will expire at various dates from 2029 through 2035. The Federal R&D tax credits will expire at various dates from 2032 through 2035, and the Oregon R&D tax credits will expire at various dates from 2017 through 2020.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company policy is to record interest and penalties on uncertain tax positions as income tax expense. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

The Company has identified the United States Federal tax returns as its “major” tax jurisdiction. The United States Federal return years 2012 through 2015 are still subject to tax examination by the United States Internal Revenue Service; however, we do not currently have any ongoing tax examinations.

NOTE 8: CUSTOMER DEPOSITS

The Company has received customer deposits ranging from $100 to $10,100 per order for retail production vehicles and $42,000 per order for signature series vehicles for purposes of securing their vehicle production slot. As of December 31, 2015 and 2014, the Company received refundable deposits of $204,628 and $186,124, respectively, which are refundable upon demand. Refundable deposits are included in current liabilities in the accompanying balance sheets. Production of retail vehicles is expected to begin in the first half of 2017; production of signature series vehicles is expected to begin in October 2016. When a customer's order is ready to enter the production process the customer is notified that if they would like to proceed with the purchase of a vehicle, their deposit will no longer be refundable and any additional deposit required must be paid prior to the start of the manufacturing process.  If the customer elects to proceed with their order, their deposit is used to purchase the inventory needed to manufacture the vehicle. Customer deposits from related parties include $1,000 from Lynn Frohnmayer (family relation) on September 23, 2009, $500 and $42,000 from Mark Frohnmayer (officer and director) on September 24, 2009 and August 15, 2016 respectively, $100 from Jefferson Curl (director) on August 12, 2011, and $100 from Douglas Campoli (officer) on March 28, 2016.

F-38

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

NOTE 9: COMMITMENTS AND CONTINGENCIES

The land lord for the Company’s office lease, Center Camp, LLC, has a related party, Mark Frohnmayer (officer and director) as the sole member of Center Camp, LLC. The Triple Net Lease is for 5,094 usable square feet of 544 Blair Boulevard, Eugene, Oregon. The lease began on May 1, 2013 and will terminate on April 30, 2018. Lease may be terminated by written notification (90) days in advance of intent to vacate the Premises, provided that the Tenant pays a termination charge equal to 6 months’ rent. Termination must occur at the end of the calendar month. The Company has two, five year options to renew the lease. Base rental rate is $3,500 per month during years 1-2, $4,400 per month during years 3-4, and $5,450 per month during year 5. See the following table for future minimum rent payments by year.

2016	$52,800
2017	$61,200
2018	$21,800

On July 13, 2015, Arcimoto, Inc. entered into a lease on a 600 square feet of commercial retail space located at 543 Blair Boulevard, Eugene, Oregon. The lease can be terminated at any time with (30) days prior written notice of termination. The monthly rent is $600 per month.

Total rent expense for the years ended December 31, 2015 and 2014 was $54,020 and $42,060, respectively.

On August 24, 2016, Arcimoto, Inc. entered into a sublease on a 600 square feet of commercial industrial manufacturing space located at 2084 Roosevelt Blvd, Suite B, Eugene, Oregon. The sublessor, Roderick Bautista, is a related party employed by Arcimoto, Inc. as an R&D Fabricator. The space will be used to manufacture the roll cages for the Signature Series vehicles. The lease terminates when the Signature roll cages are finished, which is estimated to be no later than March 1, 2017. The monthly rent is $300 per month.

NOTE 10: SUBSEQUENT EVENTS

Subsequent to December 31, 2015, 52,200 shares of A-1 Preferred Stock have been issued as follows, 20,000 of which were issued to related parties:

Number of Shares	Purchase Price
1,200	$4.121
51,000	$5.000

On May 9, 2016, an employee resigned forfeiting 3,750 unvested common options with a strike price of $4.121 per share.

F-39

ARCIMOTO, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

On August 11, 2016, Arcimoto, Inc. entered into a legal settlement with this same former employee. The settlement requires a total payment of $20,000 payable in two installments: $10,000 upon signing and $10,000 in six months on February 11, 2017.

On December 4, 2015, the Company entered into a $250,000 loan agreement with the City of Eugene Business Development Fund; however, the funds for the loan were not received until April 1, 2016, and accordingly no debt was owed as of December 31, 2015. This loan is secured by substantially all assets of the Company and has an interest rate of 5%. Interest only payments are due monthly from the date of disbursement. The entire unpaid principal balance of the loan, plus accrued interest, shall be due and payable upon the earlier of the issuance of a Regulation A Public Offering (see Note 2), or January 1, 2017.

Management has evaluated subsequent events through August 26, 2016, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-40

PART III

INDEX TO EXHIBITS

1. Issuer agreement with W.R. Hambrecht + Co., LLC*

2.1 Amended and Restated Certificate of Incorporation

2.2 Bylaws

4. Form of Subscription Agreement*

6. 2015 Stock Incentive Plan

11. Consent of Auditing Accountant, dbbmckennon

12. Attorney opinion on legality of the offering*

13. “Test the waters” materials*

*To be filed by Amendment

45

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene, State of Oregon on March 30, 2017.

Arcimoto, Inc.

/s/Mark Frohnmayer

By Mark Frohnmayer, President, Chief Executive Officer, Director and Chair of the Board of Arcimoto, Inc.,

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Mark Frohnmayer

By Mark Frohnmayer, President, Chief Executive Officer, Director and Chair of the Board of Arcimoto, Inc.

Date: March 30, 2017

/s/ Douglas Campoli

Douglas Campoli, Chief Financial Officer, Chief Accounting Officer

Date: March 30, 2017

/s/Terry Becker

Terry Becker, Director

Date: March 30, 2017

/s/ Jefferson Curl

Jefferson Curl, Director

Date: March 30, 2017

/s/Thomas Thurston

Thomas Thurston, Director

Date: March 30, 2017

46